                                                                Exhibit 10.1


                                                              EXECUTION COPY


                          STOCK PURCHASE AGREEMENT

                                   BETWEEN

                                SOLUTIA INC.,

                             VITRO, S.A. DE C.V.

                                     AND

                          VITRO PLAN, S.A. DE C.V.



           FOR THE SERIES A, CLASS I AND CLASS II CAPITAL STOCK OF



                           QUIMICA M, S.A. DE C.V.



                              NOVEMBER 23, 2005



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




                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1  CONSTRUCTION AND DEFINITIONS.......................................2
   1.1     Construction.......................................................2
   1.2     Definitions........................................................2

ARTICLE 2  PURCHASE AND SALE OF SHARES; CLOSING..............................12
   2.1     Purchase and Sale of Shares.......................................12
   2.2     Payment of Purchase Price.........................................13
   2.3     Closing...........................................................13
   2.4     Closing Deliveries................................................13

ARTICLE 3  REPRESENTATIONS, WARRANTIES AND
           ACKNOWLEDGEMENTS OF VITRO AND SELLER..............................14
   3.1     Due Organization and Good Standing................................14
   3.2     Enforceability; No Conflict.......................................15
   3.3     Capitalization; Ownership of Equity...............................16
   3.4     Financial Statements..............................................17
   3.5     Books and Records.................................................17
   3.6     Accounts Receivable...............................................17
   3.7     Inventories.......................................................18
   3.8     No Undisclosed Liabilities........................................18
   3.9     No Material Adverse Effect........................................18
   3.10    Absence of Certain Changes and Events.............................18
   3.11    Real Estate Property; Encumbrances................................20
   3.12    Condition and Sufficiency of Tangible Assets......................21
   3.13    Intellectual Property.............................................21
   3.14    Contracts; No Defaults............................................23
   3.15    Customers and Suppliers...........................................25
   3.16    Insurance.........................................................26
   3.17    Taxes.............................................................26
   3.18    Employee Benefit Plans............................................27
   3.19    Employee Restrictions.............................................27
   3.20    Labor Relations, Compliance with Law; Employees...................27
   3.21    Environmental, Health and Safety Matters..........................28
   3.22    Legal Proceedings; Orders.........................................30
   3.23    Transactions with Affiliates......................................30
   3.24    Brokers and Finders...............................................31
   3.25    No Other Agreement................................................31
   3.26    Customs Compliance................................................31
   3.27    Product Warranty..................................................31
   3.28    No Additional Representations.....................................31

ARTICLE 4  REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF BUYER..........31

                                     i


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                         TABLE OF CONTENTS (Cont'd)

   4.1     Due Organization and Good Standing................................32
   4.2     Enforceability; No Conflict.......................................32
   4.3     Certain Proceedings...............................................33
   4.4     Investment Intent.................................................33
   4.5     Brokers or Finders................................................33
   4.6     Availability of Funds.............................................33
   4.7     Investment Experience, Access to Information......................33
   4.8     No Additional Representations.....................................33

ARTICLE 5  COVENANTS OF SELLER...............................................34
   5.1     Access and Investigation..........................................34
   5.2     Operation of the Business of the Company..........................34
   5.3     Negative Covenant.................................................34
   5.4     Required Approvals................................................35
   5.5     Notification......................................................35
   5.6     No Negotiation....................................................35
   5.7     Reasonable Best Efforts...........................................36
   5.8     Interim Financial Statements......................................36
   5.9     Non-Competition and Non-Solicitation..............................36
   5.10    Survey............................................................38
   5.11    Water Rights......................................................38

ARTICLE 6  COVENANTS OF BUYER................................................39
   6.1     Required Approvals................................................39
   6.2     Reasonable Best Efforts...........................................39
   6.3     Non-Solicitation..................................................39
   6.4     Approval Order....................................................40
   6.5     Notification......................................................40
   6.6     Names, Trade or Service Marks.....................................41
   6.7     Licensed Company Intellectual Property............................41
   6.8     ASRAC Foundation..................................................41
   6.9     Post Closing Cooperation..........................................41
   6.10    Insurance.........................................................42

ARTICLE 7  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE...............42
   7.1     Accuracy of Representations and Warranties........................42
   7.2     Seller's and Vitro's Performance..................................42
   7.3     Consents and Approvals............................................43
   7.4     Additional Documents..............................................43
   7.5     No Proceedings....................................................44
   7.6     No Claim Regarding Equity Ownership or Sale Proceeds..............44
   7.7     No Prohibition....................................................44
   7.8     No Adverse Change.................................................44
   7.9     Intercompany Accounts.............................................44
   7.10    Dividend..........................................................44


                                     ii


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

                         TABLE OF CONTENTS (Cont'd)

   7.11    Approval Order....................................................45
   7.12    Survey............................................................45
   7.13    Water Rights......................................................45
   7.14    Frustration of Closing Conditions.................................45

ARTICLE 8  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE..............45
   8.1     Accuracy of Representations and Warranties........................46
   8.2     Buyer's Performance...............................................46
   8.3     Consents and Approvals............................................46
   8.4     No Proceedings....................................................46
   8.5     No Prohibition....................................................46
   8.6     Intercompany Accounts.............................................47
   8.7     Dividend..........................................................47
   8.8     Approval Order....................................................47
   8.9     Frustration of Closing Conditions.................................47

ARTICLE 9  TERMINATION.......................................................47
   9.1     Termination Events................................................47
   9.2     Effect of Termination.............................................48

ARTICLE 10 INDEMNIFICATION; REMEDIES.........................................48
   10.1    Survival; Knowledge; Waiver.......................................48
   10.2    Indemnification by Seller.........................................49
   10.3    Indemnification by Buyer..........................................50
   10.4    Time Limitations..................................................50
   10.5    Limitations on Amount - Seller....................................51
   10.6    Limitations on Amount - Buyer.....................................52
   10.7    Procedure for Indemnification - Defense of Third Party Claims.....52
   10.8    Procedure for Indemnification - Other Claims......................54
   10.9    Calculation of Losses.............................................54
   10.10   Sole Remedy.......................................................54

ARTICLE 11 TAX MATTERS.......................................................54
   11.1    Tax Returns.......................................................54
   11.2    Characterization of Indemnity Payment.............................55
   11.3    Tax Records.......................................................55
   11.4    Survival..........................................................55
   11.5    Transfer Taxes....................................................56
   11.6    Refunds and Credits...............................................56

ARTICLE 12 GENERAL PROVISIONS................................................56
   12.1    Intercompany Accounts.............................................56
   12.2    Dividend Payment..................................................56
   12.3    Expenses..........................................................57
   12.4    Public Announcements..............................................57
   12.5    Notices...........................................................57


                                    iii


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                         TABLE OF CONTENTS (Cont'd)

   12.6    Incorporation of Schedules and Exhibits...........................59
   12.7    Entire Agreement and Negotiation..................................59
   12.8    Seller's Disclosure Schedule......................................59
   12.9    Time of Essence...................................................59
   12.10   Drafting and Representation.......................................59
   12.11   Severability......................................................60
   12.12   Assignment; Successors; No Third-Party Rights.....................60
   12.13   Enforcement of Agreement..........................................60
   12.14   Waiver............................................................60
   12.15   Governing Law.....................................................61
   12.16   Jurisdiction; Service of Process..................................61
   12.17   Counterparts......................................................61

                                     iv


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                          STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement") is made as of
                                             ---------
November 23, 2005 by and between Solutia Inc., a corporation incorporated under the laws of the State of Delaware, United States of America, ("Buyer"), Vitro, S.A. de C.V., a corporation incorporated under the laws of
  -----
Mexico ("Vitro"), and Vitro Plan, S.A. de C.V., a corporation incorporated
         -----
under the laws of Mexico ("Seller").
                           ------

                                  RECITALS
                                  --------

         WHEREAS, Vitro owns sixty-five percent (65%) of the outstanding equity securities of Seller;

         WHEREAS, Buyer and Seller own all of the outstanding equity securities of Quimica M, S.A. de C.V., a Mexican corporation (the
"Company");
 -------

         WHEREAS, Seller and Buyer, as assignee and successor in interest of Monsanto International Holdings, Inc., entered into that certain Joint Venture Agreement dated April 3, 1995 (the "JVA"), to set forth the terms
                                            ---
and conditions of their joint participation in the Company;

         WHEREAS, Seller owns 7,764 common, registered, outstanding, Series "A" of Class I shares of stock, with par value of MxP$1.00 (One Peso 00/100 Mexican currency) per share (the "Class I Shares"), and 3,103,236 common,
                                  --------------
registered, outstanding, Series "A" of Class II shares of stock, with par value of MxP$1.00 (One Peso 00/100 Mexican currency) per share (the
"Class II Shares" and, together with the Class I Shares, the "Shares"),
 ---------------                                              ------
which Shares represent an aggregate ownership interest of 51% (fifty one percent) of the issued and outstanding capital stock of the Company and 100% (one hundred percent) of Seller's ownership interest in the Company;

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares for the Purchase Price and upon the terms and conditions set forth in this Agreement;

         WHEREAS, the parties hereto acknowledge their mutual authority to execute this Agreement and to carry out the transactions contemplated herein, authority which has not been limited, restricted or revoked in any manner whatsoever as of the date of execution hereof; and

         WHEREAS, Seller desires to sell and transfer all right, title and interest in and to the Shares to Buyer, free and clear of any Encumbrance, and Buyer desires to purchase from Seller the Shares, subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:


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

                                 ARTICLE 1
                                 ---------

                        CONSTRUCTION AND DEFINITIONS
                        ----------------------------

1.1      CONSTRUCTION.
         ------------

         Any reference in this Agreement to an "Article," a "Section" or a "Schedule" refers to the corresponding Article, Section or Schedule of or to this Agreement, unless the context indicates otherwise. The headings of Articles and Sections are provided for convenience only and should not affect the construction or interpretation of this Agreement. All words used in this Agreement should be construed to be of such gender or number as the circumstances require. The terms "include" and "including" indicate examples of a foregoing general statement and not a limitation on that general statement. Any reference to a statute refers to the statute, any amendments or successor legislation, and all regulations promulgated under or implementing the statute, as in effect at the relevant time. Any reference to a Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date.

1.2      DEFINITIONS.
         -----------

         For the purposes of this Agreement, the following terms and variations on them have the meanings specified in this Section:

         "$" means, unless the context specifically requires otherwise,
          -
United States dollars.

         "Accounts Receivable" means (a) all trade accounts receivable and
          -------------------
other rights to payment from customers of the Company and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped, products sold or services rendered to customers of the Company, (b) all other accounts or notes receivable of the Company and the full benefit of all security for such accounts or notes, and (c) any claim, remedy or other right related to any of the foregoing.

         "Adverse Consequence" means any Liability, loss, damage (including
          -------------------
incidental damages and lost profits, but excluding consequential and punitive damages), claim, cost, deficiency, or expense (including costs of investigation and defense, penalties and attorneys' fees and costs), whether or not involving a third-party claim.

         "Affiliate or "Affiliates", as applied to any Person that is not a
          ---------     ----------
human individual, means any other Person directly or indirectly controlling, controlled by or under common control with such Person, including, but not limited to, any Person and, as applied to any Person that is a human individual, any other individual that is a member of such human individual's immediate family (by blood, marriage or adoption), a member of such individual's household, or an entity in which such individual participates in management or an employer of such individual. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Person means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or

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

otherwise or (ii) the right to exercise directly or indirectly, 50% (fifty percent) or more of the voting rights related to the shares or other equity interest of such Person.

         "Agreement" means this Stock Purchase Agreement, including Seller's
          ---------
Disclosure Schedule and Buyer's Disclosure Schedule and all Exhibits hereto, as they may be amended from time to time in accordance with their terms.

         "Ancillary Agreements" means the Supply Agreements, the Real Estate
          --------------------
Sale and Purchase Agreement, the Transition Services Agreement, the Mutual Release, the Confidentiality Agreement, the JVA Termination Agreement and the Master Termination Agreement.

         "Approval Order" has the meaning set forth in Section 7.11.
          --------------                               ------------

         "Bankruptcy Code" has the meaning set forth in Section 7.11.
          ---------------                               ------------

         "Bankruptcy Court" has the meaning set forth in Section 7.11.
          ----------------                               ------------

         "Business Day" means a day other than a Saturday, Sunday or other
          ------------
day on which banks located in Mexico City, Mexico are authorized or required by Law to close.

         "Business Sale" has the meaning set forth in Section 5.6.
          -------------                               -----------

         "Buyer" has the meaning set forth in the first paragraph of this
          -----
Agreement.

         "Buyer Indemnitees" has the meaning set forth in Section 10.2.
          -----------------                               ------------

         "Buyer's Disclosure Schedule" means the Disclosure Schedule
          ---------------------------
delivered pursuant to Article 4 by Buyer to Seller not less than five
                      ---------
Business Days' prior to the execution and delivery of this Agreement, together with any updates to it permitted by this Agreement.

         "Bylaws" means the Company's bylaws, as amended.
          ------

         "Clarifying Letter" has the meaning set forth in Section 5.11(a).
          -----------------                               ---------------

         "Class I Shares" has the meaning set forth in the Recitals.
          --------------

         "Class II Shares" has the meaning set forth in the Recitals.
          ---------------

         "Cleanup" means any investigative, monitoring, cleanup, removal,
          -------
containment or other remedial or response action required by any Environmental Law or Occupational Safety and Health Law.

         "Closing" means the consummation and completion of the purchase and
          -------
sale of the Shares.

         "Closing Date" means the date on which the Closing actually takes
          ------------
place.

         "Company" has the meaning set forth in the Recitals.
          -------

         "Company Contract" means any Contract under which at any time prior
          ----------------
to the Closing Date (a) the Company has or may acquire rights, (b) the Company is or may become subject to Liability or (c) the Company or any of its assets is or may become bound.

         "Company Intellectual Property" has the meaning set forth in
          -----------------------------
Section 3.13(a).
---------------

         "Company Real Estate Property" means a plot of land with a surface
          ----------------------------
area of approximately 30,122.69 square meters owned by the Company as reflected in the corresponding title deed, including the Improvements, owned, leased or occupied by the Company on such property.

         "Conditions Precedent for Closing" means the conditions precedent
          --------------------------------
for Closing set forth in Articles 7 and 8.
                         ----------     -

         "Confidentiality Agreement" means the Confidentiality and Non-Use
          -------------------------
Agreement substantially in the form attached hereto as Exhibit A.
                                                       ---------

         "Confidential Information" means any information concerning the
          ------------------------
business and affairs of the Company that is not already generally available to the public, including any business plans, practices and procedures, pricing information, sales figures, costs, profit or loss figures, information relating to markets, customers, clients, suppliers, sources of supply and customer lists, technology, products, product applications, inventions, ideas, know-how, trade secrets, improvements, methods, techniques, research and development, pilot plan programs, specifications, processes, drawings, photographs, operational, technical and other data, models, prototypes, designs, materials, quality control and test methods, formulae, compositions, sketches, samples, discoveries, current and anticipated client and customer requirements, data and other confidential or proprietary business information.

         "Consent" means any approval, consent, ratification, waiver or
          -------
other authorization.

         "Contemplated Transactions" means all of the transactions to be
          -------------------------
carried out in accordance with this Agreement and the Ancillary Agreements, including the purchase and sale of the Shares, the performance by the parties of their other obligations under this Agreement and the execution, delivery and performance of this Agreement and the Ancillary Agreements.

         "Contract" means any contract, agreement, commitment,
          --------
understanding, lease, license, franchise, warranty, guaranty, mortgage, note, bond or other instrument (provided that such other instrument is legally binding).

         "Controlling Interest" means, with respect to any Person, the
          --------------------
possession, directly or indirectly, of the power to direct or cause the direction of the management, conduct or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

         "Dividend" has the meaning set forth in Section 12.2.
          --------                               ------------

         "Employee Benefit Plan" has the meaning set forth in Section 3.18(a).
          ---------------------                               ---------------

         "Encumbrance" or "Encumbrances" means any charge, claim, mortgage,
          -----------      ------------
servitude, easement, right of way, community, covenant, equitable interest, license, lease or other possessory interest, lien, option, pledge, security interest, preference, priority, right of first refusal, limitation of domain and/or use or similar restriction.

         "Environment" means soil, land surface or subsurface strata,
          -----------
surface waters (including navigable water and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant life, animal life and any other similar medium or natural resource.

         "Environmental, Health and Safety Liabilities" means any Adverse
          --------------------------------------------
Consequence arising from or under Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product), (b) any fine, penalty, judgment, award, settlement, Proceeding, damages, loss, claim, demand and response, investigative, monitoring, remedial or inspection cost or expense arising under Environmental Law or Occupational Safety and Health Law, (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for Cleanup costs or corrective action, (whether or not such Cleanup has been required or requested by any Governmental Body or other Person) and for any natural resource damage, or (d) any other compliance, corrective or remedial measures required due to non-compliance with or violation of any Environmental Law or Occupational Safety and Health Law.

         "Environmental Law" or "Environmental Laws" has the meaning set
          -----------------      ------------------
forth in Section 3.21(a).
         ---------------

         "Facility" means the Company Real Estate Property and its Improvements.
          --------

         "GAAP" means the generally accepted accounting principles for
          ----
financial reporting in Mexico ("Principios de Contabilidad Generalmente Aceptados"), consistently applied.

         "GCCL" means the Mexican General Commercial Companies Law ("Ley
          ----
General de Sociedades Mercantiles").

         "General Law of Ecological Equilibrium and Environmental
          -------------------------------------------------------
Protection" means the Mexican "Ley General del Equilibrio Ecologico y la
----------
Proteccion al Ambiente" and its regulations, as amended.

         "Governing Document" means any charter, articles, bylaws,
          ------------------
certificate, statement, statutes or similar document adopted, filed or registered in connection with the creation, formation or organization of an entity.

         "Governmental Authorization" means any Consent, license, permit or
          --------------------------
registration issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

         "Governmental Body" means any (a) nation (including Mexico and the
          -----------------
United States), region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local,

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

municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal),
(d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power of any nature, or (e) official of any of the foregoing.

         "Hazardous Material" or "Hazardous Materials" means any waste or
          ------------------      -------------------
other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefore and asbestos or asbestos-containing materials.

         "Housing Law" means the Mexican "Ley del Instituto del Fondo
          -----------
Nacional para la Vivienda de los Trabajadores" and its regulations, as amended.

         "Improvements" means all buildings, structures, fixtures and other
          ------------
improvements located over the Real Estate Property.

         "Indemnified Person" has the meaning set forth in Section 10.7(a).
          ------------------                               ---------------

         "Indemnifying Person" has the meaning set forth in Section 10.7(a).
          -------------------                               ---------------

         "Insurance Policies" has the meaning set forth in Section 3.16.
          ------------------                               ------------

         "Intellectual Property" means any and all intellectual property and
          ---------------------
other proprietary rights (including rights in and to Confidential Information) in any jurisdiction throughout the world including (a) patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) trademarks, service marks, trade dress, trade names, trade secrets, logos, slogans, and designs, all applications, registrations and renewals in connections therewith, and all goodwill associated with any of the foregoing (collectively, "Marks"), (c)
                                                     -----
copyrights, works of authorship, and all registrations, applications and renewals in connection therewith, (d) mask works and all registrations, applications and renewals in connection therewith, (e) computer software (including source and object codes), databases, data models or structures, algorithms, system architectures and related documentation, data and manuals, (f) rights in Internet web sites and domain names, (g) rights in electronic mail addresses and in telephone, facsimile, cable or similar numbers, and (h) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

         "Intercompany Accounts" means all accounts, notes and other monies
          ---------------------
(a) receivable by the Company from Buyer or its Affiliates, or Seller or its Affiliates, or (b) payable by the Company to Buyer or its Affiliates, or Seller or its Affiliates.

         "Interim Balance Sheet" has the meaning set forth in Section 3.4.
          ---------------------                               -----------

         "Inventory" or "Inventories" means all inventories of the Company,
          ---------      -----------
wherever located, including all finished goods, work-in-process, raw materials, spare parts and all other materials and supplies to be used or consumed by the Company in the production of finished goods.

         "Investment" as applied to any Person means (a) any direct or
          ----------
indirect purchase or other acquisition by such Person of any capital stock, equity securities (including warrants, options and other securities convertible directly or indirectly into equity securities) or other ownership interests (including limited liability company, partnership and joint venture interests) of any other Person and (b) any capital contribution by such Person to any other Person.

         "JVA" has the meaning set forth in the Recitals.
          ---

         "JVA Termination Agreement" means the JVA Termination Agreement
          -------------------------
substantially in the form attached hereto as Exhibit B.
                                             ---------

         "Knowledge" means, with respect to Seller, the actual knowledge
          ---------
after reasonable investigation by or on behalf of the individuals listed on
Schedule I of Seller's Disclosure Schedule.
----------

         "Law" or "Laws" means, with respect to any Person, any
          ---      ----
constitution, law, statute, treaty, rule, regulation, ordinance, code, binding case law, principle of common law, or notice of any Governmental Body (including those Governmental Bodies of the United States and Mexico), applicable to such Person.

         "Latest Balance Sheet" has the meaning set forth in Section 3.4.
          --------------------                               -----------

         "Liabilities" includes liabilities or obligations of any nature,
          -----------
whether known or unknown, whether asserted, absolute, accrued, contingent, choate, inchoate or otherwise, whether due or to become due, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP, including any liability for current and deferred Taxes.

         "Master Termination Agreement" means the Master Termination
          ----------------------------
Agreement substantially in the form attached hereto as Exhibit C,
                                                       ---------
terminating (a) the existing PVB Sheet supply agreements dated April 3, 1995 between the Company and, respectively, Cristales Inastillables de Mexico, S.A. de C.V. and Shatterproof, S.A. de C.V., (b) the letter agreement between Buyer, Seller and the Company, dated as of April 1, 1995, concerning Vitro Flex's purchase of PVB Sheet, (c) the letter agreement between Buyer and Seller, dated as of December 19, 2001, concerning VVP America, Inc.'s and Vidrios Templados Colombianos, S.A.'s purchase of PVB Sheet, (d) the Administrative Services Termination Agreement dated May 1, 2000 between the Company and Vitro Corporativo, S.A. de C.V., (e) the Directional Expense Distribution Agreement dated January 1, 1994 between Vidrio Plano de Mexico, S.A. de C.V., Cristales Inastillables de Mexico, S.A. de C.V., Shatterproof, S.A. de C.V., Auto Templex S.A. de C.V. and the Company, as amended, and (f) the Divisional Expense Distribution Agreement dated January 1, 1994 between Vidrio, Vidrio Plano de Mexico, S.A. de C.V., Vitro Flotado, S.A. de C.V., Cristales Inastillables de Mexico, S.A. de C.V., Shatterproof, S.A. de C.V., Auto Templex S.A. de C.V. and the Company, as amended.

         "Material" or "materially" means as interpreted by case Law of the
          --------      ----------
State of New York.

         "Material Adverse Effect" means any effect or change that would be
          -----------------------
(or could reasonably be expected to be) materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of the Company, or to the ability of Seller to consummate timely the Contemplated Transactions regardless of whether or not such adverse effect or change can be or has been cured at any time or whether Buyer has knowledge of such effect or change on the date hereof, except for any effect or change that arises or results primarily from (a) changes in economic, regulatory or political conditions generally, (b) changes in conditions affecting the industries in which the Company operates that have not had a disproportionate effect on the Company or (c) the loss of any customers or suppliers of the Company as a result of the announcement of the Contemplated Transactions.

         "Material Contract" has the meaning set forth in Section 3.14(b).
          -----------------                               ---------------

         "Mexican" refers to something pertaining to the country of Mexico.
          -------

         "Mexican Federal Labor Law" means the Mexican "Ley Federal del
          -------------------------
Trabajo", as amended.

         "Mexican Income Tax Law" means the Mexican "Ley del Impuesto sobre
          ----------------------
la Renta", as amended.

         "Mexico" means the United Mexican States.
          ------

         "Monthly Interim Financial Statements" has the meaning set forth in
          ------------------------------------
Section 5.8.
-----------

         "Mutual Release" shall mean the Mutual Release substantially in the
          --------------
form of Exhibit D attached hereto.
        ---------

         "Non-Compete Parties" has the meaning set forth in Section 5.9(a).
          -------------------                               --------------

         "Non-Compete Period" has the meaning set forth in Section 5.9(a).
          ------------------                               --------------

         "Non-Solicitation Period" has the meaning set forth in Section
          -----------------------                               -------
5.9(d).
------

         "Occupational Safety and Health Law" means any Law designed to
          ----------------------------------
provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program that is legally binding or imposed by a Governmental Body designed to provide safe and healthful working conditions.

         "Officer's Certificate" means a certificate of a Person signed on
          ---------------------
such Person's behalf by such Person's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary to permit him to verify the accuracy of the information set forth in such certificate and
(ii) to such Person's and such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

         "Order" means any judicial order, injunction, judgment, decree
          -----
(other than decrees applicable to the public in general), ruling, assessment or arbitration award of any Governmental Body or arbitrator and any Contract with any Governmental Body pertaining to compliance with Law.

         "Ordinary Course of Business" refers to actions taken in the
          ---------------------------
Company's normal operation, consistent with its past practice and having no Material Adverse Effect on the financial or other condition, results of operations, assets, Liabilities, equity, business or prospects of the Company.

         "Permitted Encumbrances" refers to (a) Encumbrances reflected on
          ----------------------
the face of Latest Balance Sheet or disclosed in the footnotes thereto, (b) Encumbrances for Taxes that are not yet due and payable or that may hereafter be paid without material penalty or that are being contested in good faith, (c) statutory Encumbrances of landlords and workers', carriers', materialmens', suppliers' and mechanics' or other like non-consensual Encumbrances incurred in the Ordinary Course of Business, which are not yet due and payable, (d) Encumbrances arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business, (e) Encumbrances disclosed in the public record as of the date hereof that do not materially detract from the value or materially interfere with the present or intended use of the properties or assets to which they relate, (f) zoning, building and other similar restrictions existing on the Real Estate Property prior to the execution of this Agreement and that were imposed by competent authorities, which do not materially impair the continued use or operation of the Real Estate Property to which they relate in the conduct of the business of the Company as currently conducted, (g) both (A) easements, covenants, rights-of-way and other similar restrictions, each of which are disclosed in the public record, and (B) any conditions that would be disclosed by an optical inspection, which, in either case, do not materially impair the continued use or operation of the Real Estate Property to which they relate in the conduct of the business of the Company as conducted before the Closing and do not cause, individually or in the aggregate, a Material Adverse Effect, (h) other Encumbrances to which Buyer consents in writing, and (i) Encumbrances set forth on Section 3.11(c)(iii) of Seller's
                                  --------------------
Disclosure Schedule.

         "Person" refers to an individual or an entity, including a
          ------
corporation, share company, limited liability company, partnership, trust, association, Governmental Body or any other body with legal personality separate from its equityholders or members.

         "Pre-Closing Period" means the Taxable period, or portion thereof
          ------------------
(including all prior Taxable years or periods) ending on and including the Closing Date, including that portion of any Straddle Period ending on the Closing Date.

         "Principal" shall mean a principal, employee, partner, shareholder,
          ---------
member, officer, director, agent, consultant or trustee.

         "Proceeding" or "Proceedings" means any action, arbitration, audit,
          ----------      -----------
examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private), including, but not limited to, labor strikes, collective or union disputes, claim of legal entitlement and administration of any collective bargaining agreement by any labor union ("demanda de titularidad"), slowdowns or work stoppage, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Purchase Price" has the meaning set forth in Section 2.2.
          --------------                               -----------

         "PVB Competitor" means any potential investor in Seller that both
          --------------
(i) is listed on Schedule II of Seller's Disclosure Schedule, and (ii) at
                 -------------------------------------------
the time of any Investment in Seller by such potential investor either (x) produces or sells PVB Sheet or (y) has a Controlling Interest in a Person that produces or sells PVB Sheet.

         "PVB Sheet" or "PVB Sheets" means clear and colored polyvinyl
          ---------      ----------
butyral sheet (including plasticizer and other additives incorporated therein), optionally including a gradient color band, for automotive or architectural applications.

         "PVB Technology" means technical, engineering and manufacturing
          --------------
information and know-how related to the production of PVB Sheet as practiced by the Company and/or Buyer, including formulations and properties of and specifications for PVB Sheet, mixing and processing of polyvinyl butyral resin, plasticizers and additives, PVB Sheet extrusion, extruder screw and sheeting die configurations, gradient color bands, sheet surface roughening, moisture conditioning, operating procedures, quality control procedures, manufacturing equipment design information, all improvements to any of the foregoing (regardless of the developer or author thereof), and all Intellectual Property and Confidential Information related to any of the foregoing.

         "Real Estate Property" means, collectively, the Company Real Estate
          --------------------
Property and the Vidrio Real Estate Property.

         "Real Estate Sale and Purchase Agreement" means the agreement for
          ---------------------------------------
the transfer of the Vidrio Real Estate Property to be executed on the
Closing Date, by the Company and Vidrio for a price of $400,000 on the terms and conditions substantially similar to the form attached hereto as Exhibit E.
                                                                    ---------

         "Release" means any release, spill, emission, leaking, pumping,
          -------
pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment, or into or out of the Company Real Estate Property.

         "Representative" means, with respect to a particular Person, any
          --------------
director, officer, employee, agent, consultant, advisor, legal counsel, accountant or other representative of that Person.

         "Restricted Business" means the production, manufacture,
          -------------------
distribution or sale of PVB Sheet.

         "Restricted Territory" shall mean anywhere in the world where Buyer
          --------------------
or any of its Affiliates currently or at any time during the Non-Compete Period produces or sells PVB Sheet.

         "Retirement Savings Law" means the Mexican "Ley de los Sistemas de
          ----------------------
Ahorro para el Retiro" and its regulations, as amended.

         "Securities Act" means the Securities Act of 1933, as amended, and
          --------------
the rules and regulations promulgated thereunder.

         "Seller" has the meaning set forth in the first paragraph of this
          ------
Agreement.

         "Seller's Disclosure Schedule" means the Disclosure Schedule
          ----------------------------
delivered pursuant to Article 3 by Seller to Buyer concurrently with the
                      ---------
execution and delivery of this Agreement, together with any updates to it permitted by this Agreement.

         "Shares" has the meaning set forth in the Recitals.
          ------

         "Social Security Law" means the Mexican "Ley del Seguro Social" and
          -------------------
its regulations, as amended.

         "Straddle Period" means any Taxable year or period beginning on or
          ---------------
before the Closing Date and ending after the Closing Date.

         "Subsidiary" means, with respect to any Person, any corporation,
          ----------
limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of capital entitled (without regard to the occurrence of any contingency and whether contractually or otherwise) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

         "Supply Agreements" means, collectively, the VAU Supply Agreement
          -----------------
and Vitro Flex Supply Agreement.

         "Tax" or "Taxes" means (i) all federal, state, local and other
          ---      -----
taxes (whether domestic or foreign), charges, fees, duties (including customs duties), levies or assessments, including income, assets, gross receipts, net proceeds, alternative or add-on minimum, ad-valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess distributions, occupational, interest equalization, windfall profits, severance, license, payroll, environmental, capital stock, disability, employee or employment taxes, housing fund (INFONAVIT), employee's income withholding, social security (IMSS) and retirement savings fund (SAR) and other withholding and unemployment taxes, that are imposed by any Governmental Body, and including any interest, penalties or additions to tax attributable thereto, (ii) any Liability for a payment of the type described in clause (i) as a result of being part of a consolidated, combined or unitary group or being required to be included in any Tax Return related thereto, and (iii) any Liability of the type described in clauses (i) or
(ii) as a result of any obligation to indemnify or otherwise assume or succeed to the Liability of any Person.

         "Tax Return" means any report, return or other information required
          ----------
to be supplied to a Governmental Body in connection with any Taxes.

         "Transfer Pricing Study" means all documentation required by the
          ----------------------
Mexican Income Tax Law in its article 86, Section XII and related provisions, in connection with transactions carried out by the Company and its related parties resident abroad.

         "Transfer Taxes" means sales, use, transfer, real property
          --------------
transfer, recording, documentary, stamp, registration, stock transfer, goods and services, harmonized sales or other value-added Taxes and any similar Taxes.

         "Transition Services Agreement" means the Transition Services
          -----------------------------
Agreement substantially in the form attached hereto as Exhibit G to be
                                                       ---------
executed on the Closing Date by the Company and Vitro Corporativo, S.A. de
C.V.

         "VAU Supply Agreement" means the agreement for the supply of PVB
          --------------------
Sheet to be executed on the Closing Date, by Buyer and/or one of its Affiliates and Vitro Automotriz, S.A. de C.V., on the terms and conditions substantially similar to the form attached hereto as Exhibit F.
                                                     ---------

         "Vidrio" means Vidrio Plano, S.A. de C.V., a corporation
          ------
incorporated under the laws of Mexico.


         "Vidrio Real Estate Property" means a plot of land with a surface
          ---------------------------
area of approximately 22,756.72 square meters owned by Vidrio as reflected in the corresponding title deed, including the Improvements, owned, leased or occupied by the Company on such property.

         "Vitro Flex" means Vitro Flex, S.A. de C.V., a corporation
          ----------
incorporated under the Laws of Mexico.

         "Vitro Flex Supply Agreement" means the agreement for the supply of
          ---------------------------
PVB Sheet to be executed on the Closing Date, by Buyer and/or one of its Affiliates and Vitro Flex, on the terms and conditions substantially similar to the form attached hereto as Exhibit H.
                               ---------


                                 ARTICLE 2
                                 ---------

                    PURCHASE AND SALE OF SHARES; CLOSING
                    ------------------------------------

2.1      PURCHASE AND SALE OF SHARES.
         ---------------------------

         Subject to the terms, conditions and full satisfaction and/or waiver of the Conditions Precedent for Closing set forth in this Agreement, at the Closing Date, Seller will sell, assign, transfer, convey and deliver to Buyer and Buyer will acquire, purchase and take delivery and assignment from Seller, the Shares, free and clear of any and all Encumbrances; provided, however, that in order to comply with Mexican Law, one of the
--------  -------
Shares shall be purchased and acquired by Monchem International Inc., designated to that effect.

2.2      PAYMENT OF PURCHASE PRICE.
         -------------------------

         (a) The purchase price for the Shares (the "Purchase Price") shall
                                                     --------------
be the amount of nineteen million six hundred thousand dollars ($19,600,000) legal currency of the United States of America, payable by Buyer to Seller on the Closing Date.

         (b) Payment of the Purchase Price required under this Section 2.2,
                                                               -----------
shall be made by wire transfer of immediately available funds to a bank account designated in writing by Seller to Buyer and confirmed in writing by Seller to Buyer no less than two Business Days prior to the Closing Date.

2.3      CLOSING.
         -------

         The Closing will take place at the offices of Kirkland & Ellis LLP, Citigroup Center, 153 East 53rd Street, New York, New York 10022, commencing at 9:00 a.m. (local time) on the next Business Day following full satisfaction or waiver of the Conditions Precedent for Closing or such later date as may be mutually agreed in writing by the parties hereto.

2.4      CLOSING DELIVERIES.
         ------------------

         On the Closing Date:

         (a)      Seller or Vitro, as the case may be, shall deliver to Buyer:

                  (i) the definitive certificates representing the Shares, Nos. 1 and 3 duly endorsed in property to Buyer and Monchem International Inc.;

                  (ii) the Ancillary Agreements executed by Vitro, Seller and its Affiliates, as applicable, and such agreements shall be in full force and effect;

                  (iii) an Officer's Certificate of each of Seller and Vitro as to the accuracy of, respectively, Seller's and Vitro's, representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 7.1,
                                                                -----------
                           and, solely in the case of Seller's Officer's Certificate (A) its compliance with and performance of its covenants and obligations to be complied with or performed on or before the Closing Date in accordance with Sections 7.2(a)
                                                           ---------------
                           and 7.2(b)(ii) and (B) the satisfaction of the
                               ----------
                           conditions set forth in Sections 7.3, 7.5, 7.6,
                                                   ------------  ---  ---
                           7.7 and 7.8;
                           ---     ---

                  (iv) a certificate executed by the Secretary of the Board of Directors of the Company on behalf of the Company and not in a personal capacity as to
                           (A) the authorization of the Secretary to execute and deliver documents on behalf of the Company,
                           (B) the capitalization (including all shares of capital stock and all equity securities exercisable for or convertible into shares of capital stock) of the Company as of the Closing Date and (C) the proper transfer of the Shares from Seller to Buyer and the proper recordation thereof in the stockholders' ledger of the Company;

                  (v) an Officer's Certificate executed by Seller to the effect that the Company is in possession of copies of the charter and bylaws of the Company, which are duly registered before the corresponding Public Registry of Commerce, as well as any and all amendments thereof;

                  (vi) the Company's stockholders' ledger, minute book and capital variations book;

                  (vii) resignations effective as of the Closing Date of those directors, alternate directors and secretaries of the Company requested by Buyer in writing at least 5 Business Days prior to the Closing Date; and

                  (viii)   all documents referred to in Section 7.4 hereof.
                                                        -----------

         (b)      Buyer shall deliver to Seller:

                  (i)      the Purchase Price as specified in Section 2.2
                                                              -----------
                           hereof;

                  (ii) the Ancillary Agreements executed by Buyer and/or its Affiliates, as applicable, and such agreements shall be in full force and effect; and

                  (iii) an Officer's Certificate of Buyer as to (A) the accuracy of Buyer's representations and warranties as of the date of execution of this Agreement and as of the Closing Date, in accordance with Section 8.1 (B) as to its
                                           -----------
                           compliance with and performance of its covenants and obligations to be performed or complied with on or before the Closing Date in accordance with Sections 8.2(a) and 8.2(b)(ii) and (C) the
                           ---------------     ----------
                           satisfaction of the conditions set forth in
                           Sections 8.3, 8.4 and 8.5; and
                           ------------  ---     ---

                  (iv)     a copy of the Approval Order.


                                 ARTICLE 3
                                 ---------

    REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF VITRO AND SELLER
    --------------------------------------------------------------------

         Each of Seller and, where applicable, Vitro represents, warrants and acknowledges to Buyer that as of the date hereof and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3), except as set
                                               ---------
forth in Seller's Disclosure Schedule:

3.1      DUE ORGANIZATION AND GOOD STANDING.
         ----------------------------------

         (a) The Company is a corporation duly organized and validly existing under the Laws of Mexico, with full corporate power and authority to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to carry out or perform all its obligations under all Company Contracts. The Company is duly qualified to do business in Mexico and is in good standing in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it in such jurisdiction, requires such qualification, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect. Seller has delivered to Buyer true and complete copies of the Company's articles of incorporation and bylaws, together in each case with all amendments through the date of this Agreement and the Closing Date.

         (b) Each of Vitro and Seller is a corporation duly organized and validly existing under the Laws of Mexico, with full corporate power and authority to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to carry out or perform all its obligations under its material Contracts. Each of Vitro and Seller is duly qualified to do business in Mexico and is in good standing in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it in such jurisdiction, requires such qualification, except in such jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

3.2      ENFORCEABILITY; NO CONFLICT.
         ---------------------------

         (a) Each of Vitro, Seller and their Affiliates have the absolute and unrestricted right, power and authority (including corporate power and authority) to execute and deliver this Agreement and the Ancillary Agreements to which they are a party and to perform their obligations under this Agreement and such Ancillary Agreements, which actions have been duly authorized and approved by all necessary action of each of Vitro, Seller and their Affiliates. This Agreement has been duly authorized, executed and delivered by Vitro and Seller and, assuming due authorization, execution and delivery of this Agreement by Buyer, this Agreement constitutes the legal, valid and binding obligation of each of Vitro and Seller, enforceable against Vitro and Seller in accordance with its terms. Assuming due authorization, execution and delivery of each Ancillary Agreement by Buyer, each Ancillary Agreement to which any of Vitro, Seller or their Affiliates becomes a party will, upon execution and delivery, be duly authorized, executed and delivered and will constitute Vitro's, Seller's and each of such Affiliates' legal, valid and binding obligation, enforceable against each of Vitro, Seller and each such Affiliate, as the case may be, in accordance with its terms.

         (b) Except as disclosed on Section 3.2(b) of Seller's Disclosure
                                    --------------
Schedule, none of Vitro, Seller or the Company are or will be required to give any material notice to, or make any filing with, any Person or obtain any Consent or Governmental Authorization in connection with the execution and delivery of this Agreement or any Ancillary Agreement or the consummation or performance of any of the Contemplated Transactions.

         (c) Neither the execution and delivery of this Agreement nor any Ancillary Agreement nor the consummation or performance of any of the Contemplated Transactions will directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, violate, or result in a breach or failure to comply with, any provision of the Governing Documents of the Company, Vitro or Seller or any of their Affiliates which are a party to this Agreement or any Ancillary Agreement;

                  (ii) contravene, violate, or result in a breach or failure to comply with, any Company Contract, Governmental Authorization, Law or Order to which the Company, Vitro or Seller, or any of the assets owned or used by the Company, may be subject;

                  (iii) result in the imposition or creation of any Encumbrance upon or with respect to the Shares or any asset owned or used by the Company; or

                  (iv) give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions.

3.3      CAPITALIZATION; OWNERSHIP OF EQUITY.
         -----------------------------------

         (a) The entire authorized capital stock of the Company consists as of the date hereof of (i) 15,223 common, issued and outstanding Class I shares of stock, with par value MxP$1.00 (One Peso 00/100 Mexican currency) per share, representing the minimum fixed capital stock of the Company and
(ii) 6,084,777 common, issued and outstanding Class II shares of stock, with par value of MxP$1.00 (One Peso 00/100 Mexican currency) per share, representing the variable portion of the capital stock of the Company. There are no other shares of capital stock of the Company issued or outstanding. No legend or other reference to any purported Encumbrance appears upon any certificate representing the Shares. Other than pursuant to this Agreement, there are no Contracts providing for the issuance, sale or transfer of the Shares. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its equity securities. Other than as set forth on Section 3.3(a) of Seller's Disclosure Schedule, there
                     --------------
are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. Other than the JVA and the Company's Bylaws, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company, excluding any such voting trust, proxy or other agreement or understanding entered into by Buyer with a party other than Vitro or Seller. None of the outstanding shares of capital stock was issued in violation of any Law. Except as set forth in Section 3.3(a) of Seller's Disclosure
                                --------------
Schedule, the Company does not own, or have any Contract to acquire, any option, warrant, subscription, equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

         (b) Seller is the record holder and has good, valid and marketable legal and beneficial title to the Shares, free and clear from any and all Encumbrances, other than those set forth in the JVA and the Bylaws. The Shares represent an aggregate interest of 51% (fifty-one percent) of the issued and outstanding capital stock of the Company and 100% (one hundred percent) of Seller's ownership interest in the Company. All of the Shares have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by Seller.

3.4      FINANCIAL STATEMENTS.
         --------------------

         Attached hereto as Exhibit I are the following financial
                            ---------
statements: (a) audited balance sheets of the Company as of December 31, 2004 (the "Latest Balance Sheet") and December 31, 2003 including the notes
           --------------------
thereto, and the related audited statements of income, changes in stockholder's equity and cash flow for each of the fiscal years then ended, together with the report thereon of Galaz, Yamazaki, Ruiz Urquiza, S.C., independent certified public accountants, and (b) an unaudited balance sheet of the Company as of October 31, 2005 (the "Interim Balance Sheet") and the
                                            ---------------------
related unaudited statements of income, changes in stockholder's equity and cash flow as of and for the ten months then ended, including in each case the notes thereto. Such financial statements and notes have been prepared in accordance with the books and records of the Company and fairly present, in all material respects, the financial condition and the results of operations, changes in stockholder's equity and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, except as otherwise noted in the notes or schedules thereto, subject in the case of interim financial statements to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, cause a Material Adverse Effect). The financial statements referred to in this Section reflect the consistent application of GAAP throughout the periods involved, except in each case as described in the notes or schedules thereto. No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company.

3.5      BOOKS AND RECORDS.
         -----------------

         Except as set forth in Section 3.5(a) of Seller's Disclosure
                                --------------
Schedule (i) the books of account, minute books and other corporate records of the Company dated or pertaining to events which occurred after July 1, 1995, all of which have been made available to Buyer, are accurate and complete in all material respects and have been maintained in detail sufficient to maintain proper records and to prepare the financial statements of the Company in accordance with GAAP, and (ii) the minute books of the Company contain accurate and complete records of all corporate action taken by the Company's stockholders and directors required to be contained therein and no such action has been taken for which minutes have not been prepared and are not contained in such minute books. At the time of the Closing, all of those books and records will be in the possession of the Company or delivered to Buyer, except for books and records listed on
Section 3.5(b) of Seller's Disclosure Schedule and pertaining to both the
--------------
Company and other business operations of Seller, which portions pertaining to the Company's operations Seller will make available to Buyer after the Closing promptly upon Buyer's request.

3.6      ACCOUNTS RECEIVABLE.
         -------------------

         All Accounts Receivable are reflected properly on the books and records of the Company in which they have to be reflected and, to the extent outstanding on the Closing Date, represent or will represent as of the Closing Date valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. To the Knowledge of Seller all such Accounts Receivable are and will be as of the Closing Date, good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the Interim Balance Sheet in accordance with GAAP, and except as set forth on

Section 3.6 of Seller's Disclosure Schedule, there is no contest, claim,
-----------
defense or right of setoff, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Account Receivable in excess of $5,000 individually or $10,000 in the aggregate relating to the amount or validity of such Account Receivable. Section 3.6 of Seller's
                                               -----------
Disclosure Schedule contains an accurate and complete list of all Accounts Receivable in excess of $5,000 as of the date of the Interim Balance Sheet, which list sets forth the aging of each such Account Receivable.

3.7      INVENTORIES.
         -----------

         Except as set forth in Section 3.7 of Seller's Disclosure Schedule,
                                -----------
all items included in the Inventories are of a quality and quantity usable and, with respect to finished goods, salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value on the Interim Balance Sheet or the accounting records of the Company as of the Closing Date, as the case may be. All of the Inventories not written off have been valued at net realizable value in accordance with GAAP. Work-in-process Inventories are now valued and on the Closing Date will be valued according to GAAP applied on a basis consistent with the basis on which the Interim Balance Sheet was prepared. All Inventories, except for such Inventory that is in transit, are maintained at the location of the Real Estate Property listed in Section 3.11(a) of Seller's Disclosure
                                      ---------------
Schedule.

3.8      NO UNDISCLOSED LIABILITIES.
         --------------------------

         Except as disclosed on Section 3.8 of Seller's Disclosure Schedule,
                                -----------
the Company has no Liabilities (and there is no basis for any present or future Proceeding against the Company giving rise to any Liability) except for (i) Liabilities reflected or reserved against on the face of the Latest Balance Sheet (including the notes thereto), (ii) current Liabilities incurred in the Ordinary Course of Business since the date thereof and (iii) Liabilities disclosed in Seller's Disclosure Schedule (which shall include the performance obligations of the Company in accordance with the Company Contracts disclosed in Section 3.14 of Seller's Disclosure Schedule and the payment obligations of the Company in accordance with the employee benefit plans disclosed in Section 3.18 of Seller's Disclosure Schedule) (in each case with respect to (i), (ii) and (iii) above, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law).

3.9      NO MATERIAL ADVERSE EFFECT.
         --------------------------

         Except as set forth on Section 3.9 of Seller's Disclosure Schedule,
                                -----------
since the date of the Latest Balance Sheet there has not been any event or occurrence which has had, or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

3.10     ABSENCE OF CERTAIN CHANGES AND EVENTS
         -------------------------------------

         Except as set forth on Section 3.10 of Seller's Disclosure
                                ------------
Schedule, since the date of the Latest Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and, except for any actions required to be taken to consummate the Contemplated Transactions, there has not been any:

         (a) grant by the Company, Seller or Vitro of any equity option or right to purchase shares of the Company; issuance by the Company, Seller or Vitro of any security convertible into such equity; grant of any registration rights; purchase, redemption, retirement or other acquisition by the Company of any shares; or declaration or payment of any dividend or other distribution or payment with respect to any of its shares;

         (b) amendment to the Governing Documents of the Company;

         (c) payment (except in the Ordinary Course of Business) or increase by the Company of any bonuses, salaries or other compensation to any director, officer or employee whose base annual salary exceeds $25,000;

         (d) damage to or destruction or loss of any asset or property of the Company which such asset or property had an aggregate book value to the Company prior to such damage, destruction or loss in excess of $50,000, whether or not covered by insurance;

         (e) entry into, acceleration, modification, cancellation or termination, or receipt of notice of termination, of (i) any license, insurance, distributorship, dealer, sales representative, joint venture, credit, guaranty or similar Company Contract, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $50,000;

         (f) sale, lease, license or other disposition of any asset or property of the Company with a value that exceeds $10,000 (other than for fair consideration and in the Ordinary Course of Business or for the disposition of obsolete or worn-out assets in the Ordinary Course of Business), including Intellectual Property, or the creation of any Encumbrance on any material asset of the Company, including Intellectual Property, except for Permitted Encumbrances;

         (g) material acceleration or delay in the payment of accounts payable or in the collection of Accounts Receivable;

         (h) material change in the accounting methods used by the Company, other than as required by GAAP;

         (i) except as expressly contemplated by the annual budget that is duly approved by the Company's board of directors in accordance with the terms of the JVA, any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

         (j) capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) by the Company, either involving more than $10,000 or outside the Ordinary Course of Business;

         (k) any indebtedness, note, bond, or other debt security created, incurred, assumed, or guaranteed by the Company for borrowed money or capitalized lease obligation either involving more than $25,000 singly, or $50,000 in the aggregate;

         (l) cancellation, compromise, waiver, or release by the Company of any right or claim (or series of related rights or claims) either involving more than $25,000 or outside the Ordinary Course of Business;

         (m) any loan by the Company to, entrance by the Company into any other transaction with, or modification of any existing arrangement with, any of the Company's Affiliates, directors, officers, and employees (other than the payment of compensation for employment and prepaid expenses or advances for travel and entertainment to employees in the Ordinary Course of Business);

         (n) entrance by the Company into any employment contract outside the Ordinary Course of Business or collective bargaining agreement, written or oral, or modification to the terms of any such existing contract or agreement;

         (o) adoption, amendment, modification or termination of any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the Company's directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

         (p) to Seller's Knowledge, no development, fact or circumstance has arisen that could reasonably be expected to result in the loss, lapse or abandonment of any Company Intellectual Property; or

         (q) Contract by the Company to do any of the foregoing.

3.11     REAL ESTATE PROPERTY; ENCUMBRANCES.
         ----------------------------------

         (a) Section 3.11(a) of Seller's Disclosure Schedule sets forth (i)
             ---------------
accurate legal descriptions, addresses and tax parcel identification numbers ("numeros de registro predial") of the Real Estate Property, (ii) an accurate description of all leases of the Real Estate Property in which the Company is a lessee and (iii) a description of any other interest in real property used by the Company in its business.

         (b) Except as set forth on Section 3.11(b) of Seller's Disclosure
                                    ---------------
Schedule, the Company owns good and valid legal and beneficial title and marketable title to the Company Real Estate Property, free and clear of any and all Encumbrances, except Permitted Encumbrances.

         (c) Except as disclosed on Section 3.11(c) of Seller's Disclosure
                                    ---------------
Schedule, Seller has made available to Buyer true and complete copies of (i) the most recent title deeds relating to the Real Estate Property, (ii) all title insurance policies and surveys in the possession of Seller, the Company or Vidrio of or pertaining to the Real Estate Property, and (iii) all Contracts and other documents evidencing, creating or constituting Encumbrances upon the Real Estate Property.

         (d) Use of the Company Real Estate Property for the various purposes for which it is presently being used is permitted as of right under applicable zoning Law. All Improvements are in compliance with applicable Law, including those pertaining to zoning, building and the disabled. No part of any Improvement encroaches on any real property not included in the Real

Estate Property, and there are no other Improvements primarily situated on adjoining property which encroach on any part of the Real Estate Property. Except as set forth on Section 3.11(d) of Seller's Disclosure Schedule, the
                       ---------------
Company Real Estate Property on which each Improvement is located (i) abuts on and has direct vehicular access to a public road or has access to a public road via a permanent easement benefiting such parcel of Real Estate Property and comprising a part of the Real Estate Property, (ii) is supplied with public or quasi-public utilities and other services appropriate for the operation of the Improvement, for which all capacity, "aportacion," connection, contracting, hook up, installation and infrastructure fees have already been paid in full and (iii) is fully in possession of the Company. To Seller's Knowledge, there is no existing or proposed plan to modify or realign any street or highway or any existing or proposed eminent domain Proceeding that would result in the taking of all or any part of the Real Estate Property or that would prevent or hinder the continued use of the Real Estate Property as heretofore used in the conduct of the business of the Company.

3.12     CONDITION AND SUFFICIENCY OF TANGIBLE ASSETS.
         --------------------------------------------

         The Improvements are structurally sound, are in good operating condition and repair, ordinary wear and tear excepted, are free from latent and patent defects, and are adequate for the uses to which they are being put. Except as set forth on Section 3.12 of Seller's Disclosure Schedule,
                            ------------
each item of tangible personal property of the Company is in good operating condition and repair, ordinary wear and tear excepted, is free from latent and patent defects and is suitable for immediate use in the Ordinary Course of Business for the uses to which they are being put. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Latest Balance Sheet or acquired after the date thereof, free and clear of all Encumbrances (other than Permitted Encumbrances), except for properties and assets disposed of in the Ordinary Course of Business since the date of the Latest Balance Sheet. The Real Estate Property and tangible personal property of the Company constitute all such assets used by the Company or necessary for the continued operation of the Company after the Closing in the same manner as within the 12 (twelve) months prior to the Closing. Except as set forth on Section 3.12 of Seller's Disclosure Schedule, the
                       ------------
Company does not own or lease real estate property or tangible personal property (a) not used in its business which is used by any other Person, or
(b) used in its business but the use of which is made available to other entities for matters unrelated to the Company's business.

3.13     INTELLECTUAL PROPERTY.
         ---------------------

         (a) Section 3.13(a) of Seller's Disclosure Schedule lists all
             ---------------
material Intellectual Property owned or used by the Company in the operation of the Company's business as presently conducted, specifying whether such Intellectual Property is owned or licensed by the Company, and also indicating which of the Intellectual Property owned by the Company is registered. The Company owns, free and clear of all Encumbrances, or has the right to use pursuant to a valid and enforceable Contract all right, title and interest in, to and under all Intellectual Property necessary for or used in the operation of the Company's business as presently conducted (together with the Intellectual Property owned by the Company, and including, for the avoidance of doubt, the PVB Technology, the "Company
                                                                -------
Intellectual Property"). Except as set forth in Section 3.13(a) of Seller's
---------------------                           ---------------
Disclosure Schedule, each item of Company Intellectual Property will be owned or available for use by the Company immediately after Closing on terms and conditions substantially similar to the terms and conditions under which the Company owned or used such Intellectual Property immediately prior to the Closing. The Company has taken all necessary actions to maintain and protect each item of material Company Intellectual Property. The Company Intellectual Property owned by the Company is valid, subsisting and enforceable and the Company Intellectual Property licensed by the Company is used pursuant to a valid and enforceable Contract. Except as set forth on
Section 3.13(a) of Seller's Disclosure Schedule, no loss or expiration of
---------------
any of the Company Intellectual Property is pending, or to Seller's Knowledge, threatened or reasonably foreseeable.

         (b) The Company is not interfering with, infringing, or otherwise contravening any Intellectual Property of third parties, and, since the date which is three (3) years prior to the date hereof, the Company has not received any notice or other communication (whether oral or written) regarding any actual, alleged or potential interference, infringement, misappropriation or contravention (including offers or demands to license any Intellectual Property) of any Intellectual Property of third parties. To Seller's Knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time or both) constitute or result, nor will the continued operation of the Company's business after the Closing as presently conducted constitute or result, directly or indirectly, in any such interference, infringement, misappropriation or contravention. To Seller's Knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise contravened any Company Intellectual Property. There are no claims or other Proceedings against the Company that were either made within the past three (3) years or are presently pending contesting the validity, use, ownership, enforceability or registrability of any of the Company Intellectual Property, and, to the Knowledge of Seller, no event has occurred or circumstance exists that may give rise to such a challenge. No Intellectual Property owned by the Company is subject to any outstanding Order. The Company has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other contravention with respect to any Intellectual Property owned by the Company.

         (c) Section 3.13(c) of Seller's Disclosure Schedule identifies each
             ---------------
issued patent and each registered Mark, Internet domain name and copyright owned by the Company and identifies each pending patent application or application for registration of any Intellectual Property owned by the Company. Seller has delivered to Buyer true and complete copies of all such patents, registrations and applications, each as amended to date, and has made available to Buyer true and complete copies of all other written documentation evidencing ownership of each such item listed in Section
                                                               -------
3.13(c) of Seller's Disclosure Schedule. The Company is listed in the
-------
records of the appropriate Mexican registry as the sole current owner of record for each patent, registration and application for registration listed in Section 3.13(c) of Seller's Disclosure Schedule.
   ---------------

         (d) All past and present employees of, and consultants to, the Company have entered into agreements pursuant to which such employee or consultant agrees to protect the Confidential Information of the Company and assign to the Company all Intellectual Property developed by such employee or consultant in the course of his or her relationship with the Company, without any restrictions or obligations whatsoever on the use of such Intellectual Property by the Company.

         (e) The material computer systems, including the software, hardware, networks and interfaces, used in the operation of the Company's business (collectively, "Systems") are sufficient for the current needs of
                         -------
the Company. The Systems set forth in Section 3.13(e) of the Seller's
                                      ---------------
Disclosure Schedule constitute all the Systems that are owned and operated by the Company.

3.14     CONTRACTS; NO DEFAULTS.
         ----------------------

         (a) Section 3.14(a) of Seller's Disclosure Schedule contains an
             ---------------
accurate and complete list of:

                  (i) each Company Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $25,000 within a twelve (12) month period;

                  (ii) each Company Contract that involves performance of services for or delivery of goods or materials to the Company of an amount or value in excess of $50,000 within a twelve (12) month period;

                  (iii) each Company Contract that was not entered into in the Ordinary Course of Business that involves the expenditure or receipt by the Company of an amount or value in excess of $25,000 within a twelve (12) month period;

                  (iv) each Company Contract that is a (A) mortgage, indenture, note, installment obligation or other instrument relating to the borrowing of money,
                           (B) letter of credit, guarantee, surety, bond or other indemnity (including letters of credit, bonds or other indemnities as to which the Company is the beneficiary but excluding obligations to indemnify customers in the Ordinary Course of Business and endorsements of instruments for collection in the Ordinary Course of Business) or (C) currency or interest rate swap, collar or hedge Contract;

                  (v) each Company Contract affecting the ownership of, leasing of, title to, use of, or any other interest in any real or material personal property;

                  (vi) each Company Contract granting or obtaining any rights to Intellectual Property (including Contracts with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property, none of which are required to be disclosed in Section 3.14(a)(vi) of
                                              -------------------
                           Seller's Disclosure Schedule but all of which will be deemed to be "Material Contracts" for purposes of this Agreement), except for (A) licenses implied by the sale of a product and (B) perpetual, paid-up licenses for commercially available software programs with a replacement cost and/or annual license fee of less than $25,000 under which the Company is the licensee, in each case identifying those licenses pursuant to which the Company uses Intellectual Property owned by a third party and the subject Intellectual Property;

                  (vii) each Company Contract with any labor union or other employee representative of a group of employees;

                  (viii) each Company Contract involving a sharing of profits, losses, costs or Liabilities by the Company with any other Person;

                  (ix) each Company Contract containing confidentiality covenants (other than Contracts entered into in the Ordinary Course of Business containing standard confidentiality clauses) or containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person, or to use any Intellectual Property (including settlement and co-existence agreements);

                  (x) each Company Contract providing for annual payments in excess of $25,000 to or by any Person based on or determined by reference to sales, purchases or profits, other than direct payments for goods or services;

                  (xi) each power of attorney granted by the Company that is currently effective and outstanding;

                  (xii) each Company Contract or other arrangement of the Company involving a partnership or joint venture, or similar Contract or arrangement;

                  (xiii) each Company Contract or other arrangement of the Company with Seller or its Affiliates;

                  (xiv) each Contract or arrangement under which the Company has advanced or loaned any amount in excess of $5,000 to any of its directors, officers, or employees;

                  (xv)     each Company Contract under which the
                           consequences of a default or termination could have a Material Adverse Effect, other than such Contracts set forth in Section 3.14(c)(ii) of the
                                                  -------------------
                           Seller's Disclosure Schedule;

                  (xvi) each Company Contract for a sales agency, sales representative, distributorship or franchise agreement involving annual sales of $10,000 or more; and

                  (xvii) each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business.

         (b) Seller has made available to Buyer a true and complete copy of each of the Company Contracts listed on Section 3.14(a) of Seller's
                                        ---------------
Disclosure Schedule (each, a "Material Contract").
                              -----------------

         (c) With respect to each Material Contract, except as disclosed in
Section 3.14(c) of Seller's Disclosure Schedule, (i) such Material Contract
---------------
is, with respect to the Company and, to Seller's Knowledge, with respect to the other parties thereto, legal, valid, binding, enforceable, and in full force and effect; (ii) such Material Contract will continue to be, with respect to the Company, and, to Seller's Knowledge, with respect to the other parties thereto, legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the Contemplated Transactions, excluding such Contracts that will be terminated as set forth on Schedule 3.14(c)(ii) of the Seller's Disclosure Schedule; (iii) the Company is not, and, to Seller's Knowledge, no other party is in breach or default in any material respect thereof, and no event has occurred that with notice or lapse of time would constitute a breach or default in any material respect thereof, or permit termination, modification, or acceleration, under such Material Contract; and (iv) neither the Company nor to Seller's Knowledge, any other party to a Material Contract has repudiated any provision of such Material Contract. The Company has not given or received notice or any other communication regarding any actual, alleged or potential contravention of any Material Contract, it being understood that Seller shall not be liable to Buyer for any losses or damages resulting from any breach of the terms of any Material Contract by the other parties thereof committed after the Closing Date (unless such breach also constitutes a breach by Seller or the Company of any of the representations or warranties or other terms of this Agreement).

         (d) Except as set forth in Section 3.14(d) of Seller's Disclosure Schedule, there currently are no renegotiations of or attempts to renegotiate any Material Contracts, nor has any written demand for renegotiation been made.

3.15     CUSTOMERS AND SUPPLIERS.
         -----------------------

         Section 3.15 of Seller's Disclosure Schedule lists the names of the
         ------------
20 largest customers and the 10 largest suppliers (measured in each case by dollar volume of purchases or sales during the year ended on December 31,
2004) of the Company and the dollar amount of purchases or sales which each such customer or supplier represented during the years ended on December 31, 2003 and on December 31, 2004. Except as set forth in Section 3.15 of
                                                      ------------
Seller's Disclosure Schedules, there exists no actual, and Seller has no Knowledge of any threatened, termination, cancellation or material limitation of, or any material change in, the business relationship of the Company with any customer, supplier, group of customers or group of suppliers listed in Section 3.15 of Seller's Disclosure Schedule. No
                    ------------
customer of the Company has any right to any credit or refund for products sold or services rendered or to be rendered by the Company pursuant to any Contract, understanding or practice of the Company other than pursuant to the Ordinary Course of Business

         The representations and warranties in this Section 3.15 shall not
                                                    ------------
be deemed breached by a failure of any customer or supplier listed in
Section 3.15 of Seller's Disclosure Schedule to continue to be a customer or
------------
supplier of the Company after the date hereof, if such failure results from the announcement of any of the Contemplated Transactions (provided that at or prior to Closing Seller did not have any Knowledge that the foregoing was pending or threatened).

3.16     INSURANCE.
         ---------

         The Company maintains in full force and effect insurance policies of such types and in amounts customary for the industry in which the Company operates. Section 3.16 of Seller's Disclosure Schedule contains a list and
          ------------
brief description of each insurance policy (the "Insurance Policies") issued
                                                 ------------------
to the Company as a "named insured" or otherwise providing insurance to the Company as an insured party or additional insured party, or on any other basis, that is currently or was during the past two years in effect. For each such insurance policy, Section 3.16 of Seller's Disclosure Schedule
                            ------------
sets forth the type of coverage provided by the policy, the identity of the named insured, the policy number, the name of the insurance carrier, the annual premium, the policy period and the policy liability limits. Section
                                                                   -------
3.16 of Seller's Disclosure Schedule also contains a list and brief
----
description of all circumstances, potential claims, claims, damages, injuries, occurrences, losses and lawsuits for which the Company, or any Person on its behalf, has provided notice to any insurer or otherwise sought coverage under any insurance policy or program identified in Section 3.16 of
                                                             ------------
Seller's Disclosure Schedule currently outstanding. Seller and the Company have complied in all material respects with each such insurance policy and program and have not failed to give any material notice or present any material claim thereunder in a due and timely manner which failure would reasonably be expected to result in a loss or forfeiture of any right thereunder.

3.17     TAXES.
         -----

         (a) The Company has filed (or has had filed on its behalf) on a timely basis all Tax Returns required by applicable Law to be filed with any Governmental Body with respect to any Pre-Closing Period on or before the date hereof, and each such Tax Return is accurate and complete in all material respects. The Company has paid or adequately reserved against on the Interim Balance Sheet all Taxes due and owing by the Company pursuant to applicable Law with respect to any Pre-Closing Period. The Company has not requested an extension of time within which to file any Tax Return, which has not since been filed. Seller and the Company have made available to Buyer or its counsel, true and complete copies of all Tax Returns.

         (b) The Company has and will have no additional Liability for Taxes for Pre-Closing Periods, other than those (i) reflected as liabilities or reserved against on the Interim Balance Sheet, and (ii) incurred in the Ordinary Course of Business since the date of the Interim Balance Sheet, consistent in type and amount with past practices of the Company. The amounts reflected as liabilities or reserved against on the Interim Balance Sheet for all Taxes are adequate to cover all unpaid Liabilities for all such Taxes, whether or not disputed, that have accrued with respect to or are applicable to the period ending on the date of the Interim Balance Sheet and for which the Company may be directly or contingently liable in its own right or as a transferee of the assets of, or successor to, any Person, as of such date.

         (c) Except as disclosed on Section 3.17 of the Seller's Disclosure
                                    ------------
Schedule, there are no federal, state, local or foreign audits or other Proceedings exist with regard to any Taxes or Tax Returns of the Company. Since November 23, 2002, neither Seller nor the Company has received any written notice that an audit or other Proceeding is pending or threatened with respect to any Taxes due from or with respect to the Company or any Tax Return filed by or with respect to the Company. Neither Seller nor the Company has granted or been requested to grant any waiver of any statutes of limitations applicable to any claim against the Company for Taxes.

         (d) All Tax deficiencies that have been claimed, proposed or asserted in writing against the Company have been fully paid or finally settled, except for those Taxes that are being contested in good faith by the Company, and no issue has been raised in writing in any examination which, by application of similar principles, could be expected to result in the proposal or assertion of a Tax deficiency for any other year not so examined.

         (e) No written position has been taken on any Tax Return with respect to the business or operations of the Company for a taxable year for which the statute of limitations for the assessment of any Taxes with respect thereto has not expired that is contrary to any publicly announced position of a taxing authority or that is substantially similar to any position which a taxing authority has successfully challenged in the course of an examination of a Tax Return of the Company.

         (f) All Taxes that the Company is required by Law to withhold or collect, including value added Taxes and amounts required to be withheld for Taxes of employees, have been duly withheld or collected and, to the extent required, have been paid over to the proper taxing authority or are held in separate bank accounts for such purpose.

         (g) There are no Encumbrances upon any properties or assets of the Company arising from any failure or alleged failure to pay any Tax other than Permitted Encumbrances.

3.18     EMPLOYEE BENEFIT PLANS.
         ----------------------

         Section 3.18(a) of Seller's Disclosure Schedule, lists each plan,
         ---------------
fund or arrangements providing for benefits to the Company's employees (each, an "Employee Benefit Plan").
           ---------------------

         (a) Section 3.18(a) of Seller's Disclosure Schedule reflects all of
             ---------------
the Company's Employee Benefit Plans under which the Company has any Liability; and

         (b) All Employee Benefit Plans comply with and have received, if required, favorable determination under applicable Law.

3.19     EMPLOYEE RESTRICTIONS.
         ---------------------

         To Seller's Knowledge, and except for resignations requested by Buyer pursuant to the terms of this Agreement, no director, officer, key employee or group of employees of the Company intends to terminate his or their employment with the Company.

3.20     LABOR RELATIONS, COMPLIANCE WITH LAW; EMPLOYEES.
         -----------------------------------------------

         (a) The Company has complied in all material respects with all Law relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and plant closing. The Company is not liable for the payment of any fines, penalties or other amounts, however designated, for failure to comply with any applicable Law, other than such fines, penalties or other amounts that, individually or in the aggregate, will not exceed $10,000.

         (b) Except as set forth in Section 3.20(b) of Seller's Disclosure
                                    ---------------
Schedule, there are no outstanding, or, to Seller's Knowledge, threatened, individual or collective Proceedings pending with respect to (i) the alleged violation of any Law pertaining to labor relations or employment matters,
(ii) profit sharing, (iii) any employment benefits, (iv) any other employment related obligations of any kind, including, but not limited to any and all mandatory as well as non mandatory benefits, contributions, salaries, agreed-on benefits, hiring, promotion, dismissal, discrimination or any kind of employment termination of employees involving the Company,
(v) any grievance or arbitration that might cause a Material Adverse Effect upon the Company or the conduct of its business or (vi) any charge of discrimination filed against the Company, nor does Seller have Knowledge of any facts which could give rise to any such Proceeding. All mandatory and voluntarily acquired contributions and employment related payments that are required to be paid as of the Closing Date, have been legally and timely paid.

         (c) Since January 1, 2000, there has not been, there is not presently pending or existing, and to Seller's Knowledge there is not threatened, any strike, slowdown, picketing, employee grievance process or other work stoppage or labor dispute involving the Company or the Facility. Except as set forth on Schedule 3.20(c) of Seller's Disclosure Schedule, no
                       ----------------
event has occurred or circumstance exists that may provide the basis for any such work stoppage or labor dispute. There is no lockout of any employees by the Company, and the Company contemplates no such action.

         (d) Section 3.20(d) of Seller's Disclosure Schedule, contains a
             ---------------
list of the following information for each director, officer, and employee of the Company, including each employee on leave of absence or layoff status, and each independent contractor, consultant and agent with annual compensation in excess of $10,000: name, job title, date of hiring or engagement; and current compensation paid or payable and any change in compensation since January 1, 2005.

3.21     ENVIRONMENTAL, HEALTH AND SAFETY MATTERS.
         ----------------------------------------

         (a) Except as disclosed on Section 3.21(a) of Seller's Disclosure
                                    ---------------
Schedule, the Company has obtained all environmental and material non-environmental permits, licenses, surveys, studies and other authorizations (each, a "Material Permit") that are required to carry on its
                         ---------------
business as currently conducted under federal, state and municipal Laws relating to pollution or protection of the environment, including Laws relating to emissions, discharges, Releases or threatened Releases or discharges of Hazardous Substances and Wastes (as those terms are defined in the 1988 General Law of Ecological Equilibrium and Environmental Protection, as amended from time to time and all rules and regulations enacted there under, and any other applicable state and local Laws) into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances and Wastes (the "Environmental Laws").
                 ------------------

         (b) Except as disclosed on Section 3.21(b) of Seller's Disclosure
                                    ---------------
Schedule, the Facility is in compliance in all material respects with all terms and conditions of all environmental Material Permits and in all respects with all terms and conditions of all non-environmental Material Permits.

         (c) Except as disclosed on Section 3.21(c) of Seller's Disclosure
                                    ---------------
Schedule, there is no outstanding or, to the Knowledge of Seller, threatened Proceeding, pending against the Company or the Company Real Estate Property relating in any way to the breach or violation by the Company of Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved there under applicable to the Company.

         (d) Except as disclosed on Section 3.21(d) of Seller's Disclosure
                                    ---------------
Schedule, to Seller's Knowledge, the Company has not, placed, stored, buried, dumped, transported or disposed of any Hazardous Substances and Wastes or materials produced by, or resulting from the Business, activities, operations, or processes carried out by the Company or any third parties operating in their benefit, on, beneath, or adjacent to the Company Real Estate Property, except for inventories of such substances to be used, and wastes generated there from, in the Ordinary Course of Business of the Company (which inventories and wastes, if any, were stored, transported and disposed of in accordance with Environmental Laws and regulations and in a manner such that there was no unlawful release of any such substances into the environment).

         (e) Except as disclosed on Section 3.21(e) of Seller's Disclosure
                                    ---------------
Schedule, no Release or Cleanup occurred at the Company Real Estate Property used or occupied by the Company which could give rise to Environmental, Health and Safety Liabilities, or the assertion or creation of an Encumbrance on the Company Real Estate Property, by any Governmental Authority with respect thereto, nor has any such assertion of an Encumbrance been made by any Governmental Authority with respect thereto.

         (f) Except as disclosed on Section 3.21(f) of Seller's Disclosure
                                    ---------------
Schedule, since November 23, 2000 neither the Company nor third parties operating in its benefit have received any notice from any Governmental Body or private or public entity advising it that it is responsible for or potentially liable for remedial costs with respect to a Release, a threatened Release or Cleanup of Hazardous Substances and Wastes or other chemicals or materials procured by, or resulting from, the business, activities, operations, or process being carried out by them, nor Seller is aware of any facts which might reasonably give rise to such notice or to Environmental, Health and Safety Liabilities.

         (g) Except as disclosed on Section 3.21(g) of Seller's Disclosure
                                    ---------------
Schedule, with regard to the Company Real Estate Property, there are no past or present or, to the Knowledge of Seller, future events, conditions, circumstances, activities, practices, incidents, actions, or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws as in effect on the date hereof or with any regulation, code, plan, order decree, judgment, injunction, notice or demand letter issued, entered promulgated or approved there under applicable to the Company.

3.22     LEGAL PROCEEDINGS; ORDERS.
         -------------------------

         (a) Section 3.22(a) of Seller's Disclosure Schedule lists any
             ---------------
Proceeding which is current or pending or which has been current or pending at any time since November 23, 2002 (i) by or against the Company or that otherwise relate to or may affect (x) the Shares, or (y) the business of, or any of the assets owned or used by, the Company (excluding any Proceedings) that could not result in Adverse Consequences to the Company in excess of $10,000) or (ii) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Seller's Knowledge, no other such Proceeding has been threatened, and no event has occurred or circumstance exists that give rise to, or serve as a basis for the commencement of any such Proceeding. Seller has made available to Buyer copies of all material documents relating to such Proceedings. Such Proceedings will not individually or in the aggregate have a Material Adverse Effect.

         (b) Section 3.22(b) of Seller's Disclosure Schedule lists each
             ---------------
Order to which the Shares or, in the last 2 years, the Company or any of the assets owned or used by it is or has been subject. To Seller's Knowledge, no officer, director, agent or employee of the Company is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

         (c) The Company is, and at all times since December 31, 2003, has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject. Since November 30, 2004, no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Shares, the Company, or any of the assets owned or used by the Company, is subject. Neither Seller nor the Company has received, at any time since December 31, 2003, any notice or other communication from any Governmental Body or any other Person regarding any actual, alleged or potential violation of, or failure to comply with, any term or requirement of any Order to which the Shares, the Company, or any of the assets owned or used by the Company, is or has been subject.

3.23     TRANSACTIONS WITH AFFILIATES.
         ----------------------------

         (a) Except as disclosed in Section 3.23(a) of Seller's Disclosure
                                    ---------------
Schedule and for what is contemplated in the Ancillary Agreements, neither Seller nor any Affiliate of Seller or the Company (i) has any interest in any property (whether real, personal or mixed and whether tangible or intangible), used in the Company's business, (ii) since December 31, 2002 has had any interest in any property (whether real, personal or mixed and whether tangible or intangible), used in the Company's business, other than properties used by the Company pursuant to an arm's length transaction consummated in the Ordinary Course of Business on commercially reasonable terms authorized in accordance with the terms of the JVA and Bylaws, if necessary, and (iii) is a party to any Contract or other transaction with, or has any claim or right against, the Company.

         (b) Section 3.23(b) of Seller's Disclosure Schedule, describes all
             ---------------
services that Seller or an Affiliate of Seller provides to the Company utilizing either assets not owned by the Company or persons not employed by the Company.

3.24     BROKERS AND FINDERS.
         -------------------

         No finder, broker, agent, or other intermediary, acting on behalf of Vitro, Seller or the Company, is entitled to a brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

3.25     NO OTHER AGREEMENT.
         ------------------

         Neither Seller nor the Company, has any Contract or any kind of arrangement or understanding with respect to a Business Sale.

3.26     CUSTOMS COMPLIANCE.
         ------------------

         Except as disclosed on Section 3.26 of Seller's Disclosure
                                ------------
Schedule, all duties, tariffs, taxes and land assessment on the importation of the assets used, leased or owned by the Company were duly and timely paid. The Company has complied and is in compliance with all non-tariff Law requirements to which the assets, and their importation into or stay in Mexico or the United States, are subject.

3.27     PRODUCT WARRANTY.
         ----------------

         The Company has no known Liability (and, to Seller's Knowledge, there is no basis for any present or future Proceeding against the Company giving rise to any Liability) for replacement or repair of the products manufactured and sold by it or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the Interim Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

3.28     No Additional Representations.
         -----------------------------

         Seller acknowledges that, except as set forth in this Agreement, the Ancillary Agreements and the certificates to be delivered hereunder, (i) Buyer has not made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information furnished or made available to Seller or its Representatives, (ii) Seller has not relied on any representation or warranty from Buyer in determining to enter into this Agreement, and (iii) Buyer and its Representatives shall not have or be subject to any Liability to Seller resulting from the distribution to the Seller, or Seller's use of, any such information and any information, documents or material made available to Seller in any form in expectation of the Contemplated Transactions.


                                 ARTICLE 4
                                 ---------

          REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF BUYER
          --------------------------------------------------------

         Buyer represents, warrants and acknowledges to Seller that as of the date hereof and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4), except as set forth in
                                       ---------
Buyer's Disclosure Schedule:

4.1      DUE ORGANIZATION AND GOOD STANDING.
         ----------------------------------

         (a) Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to carry out or perform all its obligations under this Agreement. Buyer is in good standing in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it in such jurisdiction, requires such qualification, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

4.2      ENFORCEABILITY; NO CONFLICT.
         ---------------------------

         (a) Subject, with respect to Buyer, to entry of the Approval Order, Buyer and its Affiliates have all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which they are a party and to perform their obligations under this Agreement and such Ancillary Agreements, which actions have been duly authorized and approved by all necessary corporate action of Buyer. Assuming due authorization, execution and delivery of this Agreement by Seller and subject to entry of the Approval Order, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Assuming due authorization, execution and delivery by the other parties thereto and subject to entry of the Approval Order, each Ancillary Agreement to which Buyer and its Affiliates become a party will, upon execution and delivery, constitute Buyer and its Affiliates', as the case may be, legal, valid and binding obligation, enforceable against Buyer and its Affiliates in accordance with its terms.

         (b) Except as disclosed on Section 4.2(b) of Buyer's Disclosure
                                    --------------
Schedule and for any notice required to be delivered to or consent to be obtained from the Bankruptcy Court (including entry of the Approval Order), Buyer is not and will not be required to give any notice to any Person or obtain any Consent or Governmental Authorization in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         (c) Subject to entry of the Approval Order, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, violate, or result in a breach or failure to comply with, any provision of the Governing Documents of Buyer;

                  (ii) contravene, violate, or result in a breach or failure to comply with, any Contract, Governmental Authorization, Law or Order to which Buyer may be subject; or

                  (iii) give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to any provision of Buyer's Governing Documents, any resolution adopted by the board of directors or the stockholders of Buyer, any Law or Order to which Buyer may be subject, or any Contract to which Buyer is a party or by which Buyer may be bound.

4.3      CERTAIN PROCEEDINGS.
         -------------------

         Other than Buyer's proceedings under Chapter 11 of the Bankruptcy Code, there is no pending Proceeding that has been commenced or Order issued against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer's knowledge, no such Proceeding or Order has been threatened.

4.4      INVESTMENT INTENT.
         -----------------

         Buyer is acquiring the Shares for its own account pursuant to this Agreement and not with a view to their public distribution within the meaning of Section 2(11) of the Securities Act.

4.5      BROKERS OR FINDERS.
         ------------------

         No finder, broker, agent or other intermediary acting on behalf of Buyer is entitled to a brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

4.6      AVAILABILITY OF FUNDS.
         ---------------------

         Buyer has cash available sufficient to enable it to consummate the Contemplated Transactions.

4.7      INVESTMENT EXPERIENCE, ACCESS TO INFORMATION.
         --------------------------------------------

         Buyer (i) is an investor experienced in the ownership of businesses similar to the Company, (ii) has knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of the Contemplated Transactions, and (iii) has the ability to bear the economic risks of the Contemplated Transactions.

4.8      NO ADDITIONAL REPRESENTATIONS.
         -----------------------------

         Buyer acknowledges that, except as set forth in this Agreement, the Ancillary Agreements, Seller's Disclosure Schedule and the certificates to be delivered hereunder, (i) Seller has not made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information furnished or made available to the Buyer or its Representatives,
(ii) Buyer has not relied on any representation or warranty from Seller in determining to enter into this Agreement, and (iii) Seller and its Representatives shall not have or be subject to any Liability to Buyer resulting from the distribution to the Buyer, or Buyer's use of, any such information and any information, documents or material made available to Buyer in any form in expectation of the Contemplated Transactions.


                                 ARTICLE 5
                                 ---------

                             COVENANTS OF SELLER
                             -------------------

5.1      ACCESS AND INVESTIGATION.
         ------------------------

         Between the date of this Agreement and the Closing Date and upon reasonable advance notice from Buyer, Seller will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives, if any, full and free access to the Company's directors, officers and other personnel and Representatives, properties (including for the purpose of conducting subsurface testing), Contracts, invoices, books and records, Tax records and other documents and data, equipment, inventory, customers and suppliers, provided, however, that such access does not unreasonably disrupt the normal operations of the Company, (b) furnish Buyer and its Representatives copies of all such Company Contracts, books and records, and other documents and data as Buyer may reasonably request, and (c) furnish Buyer and its Representatives such additional financial, operating and other data and information as Buyer may reasonably request.

5.2      OPERATION OF THE BUSINESS OF THE COMPANY
         ----------------------------------------

         Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to (a) conduct the business of the Company only in the Ordinary Course of Business, (b) use its best efforts to preserve intact the current business of the Company, keep available the services of the current officers, employees and agents of the Company, and maintain relations and goodwill with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company, (c) at the Buyer's reasonable request, confer with Buyer and its Representatives concerning operational matters and (d) at the Buyer's reasonable request, otherwise report periodically to Buyer concerning the Company, including the status of the business, operations and finances of the Company.

5.3      NEGATIVE COVENANT.
         -----------------

         Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will not cause or permit the Company to, without the prior consent of Buyer, which may not be unreasonably withheld, (a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events in Section 3.10 would occur or be likely to
                                ------------
occur, (b) make any modifications to any Material Contract or Governmental Authorization, (c) permit the levels of Inventories to vary materially from the levels customarily maintained, (d) enter into any compromise or settlement of any pending or threatened Proceeding to which the Company is a party or for which the Company has any Liability, (e) make or change any election with respect to Taxes or file any amended Tax Return or (f) make any dividend payment or other distribution to the holders of its equity interests other than the Dividend.

5.4      REQUIRED APPROVALS.
         ------------------

         As promptly as practicable after the execution of this Agreement, Seller will, and will cause the Company to, make all filings that they are required by Law to make to consummate the Contemplated Transactions, including any filings identified in Seller's Disclosure Schedule as an exception to Section 3.2(b). Between the date of execution of this Agreement
             --------------
and the Closing Date, Seller will, and will cause the Company to, (a) reasonably cooperate with Buyer with respect to all filings that Buyer elects to make or that Buyer is required by Law to make in connection with the Contemplated Transactions, including, but not limited to, the preparation and submittal of any and all filings required before the Mexican Federal Competition Commission (Comision Federal de Competencia), and (b) reasonably cooperate with Buyer in obtaining any Governmental Authorizations and Consents required by the Bankruptcy Court or identified in Buyer's Disclosure Schedule as an exception to Section 4.2(b); provided, however,
                                       --------------  --------  -------
that this Section 5.4 will not require Seller to dispose of or make any change in any portion of its business or to incur any other unreasonable burden.

5.5      NOTIFICATION.
         ------------

         Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if the Company or Seller obtains Knowledge of (a) any fact or condition that causes or constitutes a breach of any of Seller's representations and warranties as of the date of this Agreement, or (b) the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence or discovery of such fact or condition. Should any such fact or condition require any change in Seller's Disclosure Schedule, Seller will promptly deliver to Buyer a supplement to Seller's Disclosure Schedule specifying such change. Such delivery will not affect any rights of Buyer under Article 9 and Article 10. During the same period, Seller will promptly
      ---------     ----------
notify Buyer of the occurrence of any breach of any covenant of Seller in this Article or of the occurrence of any event that may make the satisfaction of any of the conditions in Article 7 impossible or unlikely.
                                         ---------

5.6      NO NEGOTIATION.
         --------------

         Seller will, and will cause the Company and its and the Company's Representatives to, immediately discontinue any negotiations or discussions with any Person (other than Buyer and its Representatives) relating to any business combination transaction involving the Company, including the sale of any of the shares of the Company, any merger or consolidation, or the sale (other than in the Ordinary Course of Business), of any of the assets of the Company (any such transaction, a "Business Sale"). Until such time,
                                         -------------
if any, as this Agreement is terminated pursuant to Article 9, Seller will
                                                    ---------
not, and will cause the Company and each of Seller's and the Company's Representatives not to, directly or indirectly, solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any information to, or consider the merits of any inquiries or proposals from, any Person (other than Buyer and its Representatives) relating to any Business Sale involving the Company. Seller will immediately notify Buyer regarding any contact between Seller, the Company or their respective Representatives and any other Person regarding any such transaction or any related inquiry.

5.7      REASONABLE BEST EFFORTS.
         -----------------------

         Seller shall, and shall cause its Representatives to, execute such documents and other instruments and take such further actions as may reasonably be required or desirable to carry out the provisions hereof and consummate the Contemplated Transactions. Seller will use its reasonable best efforts to cause the conditions in Article 7 to be fully satisfied and
                                        ---------
do all things reasonably necessary, proper, or advisable in order to consummate and make effective the Contemplated Transactions; provided, however, that Seller will not be required to make any material change to its business, dispose of any material asset, expend material funds, incur any material burden or take actions that would result in a material adverse change in the benefits to Seller of this Agreement and the Contemplated Transactions.

5.8      INTERIM FINANCIAL STATEMENTS.
         ----------------------------

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, Seller will use its reasonable best efforts to provide Buyer within thirty
(30) days of the end of each calendar month, the Company's unaudited consolidated balance sheet and the related consolidated statements of income, changes in stockholder's equity and cash flow as of the end of or for such month, as applicable (the "Monthly Interim Financial Statements"). The Monthly Interim Financial Statements will be prepared in a manner and containing information consistent with the Company's current practices and will be accompanied by an Officer's Certificate as to compliance with
Section 3.4.
-----------

5.9      NON-COMPETITION AND NON-SOLICITATION
         ------------------------------------

         (a) Covenant Not to Compete. Vitro and its Subsidiaries, including
             -----------------------
but not limited to Seller (collectively, the "Non-Compete Parties"), hereby
                                              -------------------
agree that for a period of five (5) years from and after the Closing Date (the "Non-Compete Period"), no Non-Compete Party shall, and Vitro and Seller
      ------------------
shall not cause or permit any Non-Compete Party to

                  (i) engage, directly or indirectly, in the Restricted Business in the Restricted Territory, or

                  (ii) advise, consult with or assist (whether or not for consideration) in any way with respect or pertaining to the Restricted Business, or provide financial resources (except for payments made by a Non-Compete Party pursuant solely to good faith arm's length transactions entered into by such Non-Compete Party in the Ordinary Course of Business with a third party for the purchase of goods or services required by such Non-Compete Party in connection with the operation of its business) in connection with the Restricted Business, to any Person engaged, directly or indirectly, in the Restricted Business in the Restricted Territory,

         in each case, through (x) any entity or as a Principal or (y) any other means or in any other capacity or position, which means, capacity or position (including those listed in (x) above) gives any Non-Compete Party a Controlling Interest in another Person engaged in the Restricted Business in the Restricted Territory.

         (b) Any proposed Investment in Seller or any Subsidiary of Seller by a PVB Competitor during the Non-Compete Period shall be subject to Buyer's prior written consent, which will not be unreasonably withheld. The ownership or control by any PVB Competitor of up to five percent (5%) of the outstanding voting securities or any other class of securities of Seller or any Subsidiary of Seller which are listed on a national securities exchange or over-the-counter market shall not be deemed a violation of this Section 5.9(b).

         (c) Notwithstanding the foregoing, nothing in Section 5.9(a) shall
                                                       --------------
limit or restrict the ability of any Non-Compete Party to continue to engage in any business (other than the Restricted Business) in which it is currently engaged, including, without limitation, the production, manufacture, distribution, installation or sale of any flat glass, glassware and glass container products, in which PVB Sheet is used. Further, the ownership or control by any Non-Compete Party of up to five percent (5%) of the outstanding voting securities or any other class of securities of Seller or any Subsidiary of Seller which are listed on a national securities exchange or over-the-counter market shall not be deemed a violation of this
Section 5.9(a).

         (d) Non-Solicitation. Except to the extent Buyer may otherwise
             ----------------
consent in writing and except for individuals that are employed by Seller or any of its Affiliates (but excluding the Company) as of the Closing Date, for a period of three (3) years from and after the Closing Date (the "Non-Solicitation Period"), each of Vitro, Seller and their Affiliates shall
 -----------------------
not, and they shall cause each of their directors, officers, employees and Affiliates not to, directly or indirectly induce or attempt to induce any director, officer or employee of the Company to leave the employ of the Company, or hire any Person who is at the time Vitro, Seller or any of their Affiliates solicits such Person for employment, a director, an officer or an employee of the Company.

         (e) Enforceability. Vitro and Seller hereby specifically agree and
             --------------
acknowledge that: (i) the covenants set forth in this Section 5.9 are
                                                      -----------
commercially reasonable and reasonably limited in time, scope of business and geographical scope and in all other respects and are reasonably necessary in light of the confidential and proprietary information of the Company and Buyer to which Vitro and Seller have had access, (ii) the covenants set forth in this Section 5.9 are reasonably necessary in light of
                            -----------
Buyer's desire to protect the legitimate interests it will acquire in the Company and the difficulties of insuring such protection through any other means and (iii) Buyer would not have entered into this Agreement but for the covenants of Vitro and Seller under this Section 5.9 and the covenants
                                         -----------
contained therein have been made to induce Buyer to enter into this Agreement and to consummate the Contemplated Transactions. If the final judgment of a court of competent jurisdiction declares that any term or provision or any part thereof of this Section 5.9 is invalid or
                                      -----------
unenforceable because it is more extensive (whether as to time period, geographic area, scope of business or otherwise) than is deemed reasonable in the circumstances, Buyer, Vitro and Seller agree that such term or provision shall not be void and the court making the determination of invalidity or unenforceability shall have the power to reduce the time period, scope of business, geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (f) Remedies. Vitro and Seller recognize and affirm that any breach
             --------
of any provision of this Section 5.9 will result in irreparable harm for
                         -----------
which money damages would be inadequate and Buyer would have no adequate remedy at law. Accordingly, Vitro and Seller agree (x) not to engage in any practice or take or fail to take any action the purpose of which is to evade the provisions of this Section 5.9, and (y) that in the event of a breach or
                       -----------
a threatened breach by Vitro or any of its Subsidiaries of any of the provisions of this Section 5.9, Buyer, in addition and supplementary to
                   -----------
other rights and remedies existing in its favor, shall be entitled to seek from any court of law or equity of competent jurisdiction specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

5.10     SURVEY.
         ------

         Seller shall perform and deliver to Buyer a topographical survey (the "Survey"), to be carried out by a topographer acceptable to Buyer, over
      ------
the Real Estate Property, to verify that the total physical area, metes and boundaries of the Real Estate Property coincide to those contained in the respective title deeds, as recorded before the Public Registry of Property and Commerce and the Cadastre Office, located in Tlaxcala, State of Tlaxcala, Mexico. If required prior to the Closing Date or within a reasonable time after the Closing Date, Seller at its cost and expense shall
(i) update and deliver to Buyer the updated title to the Real Estate Property, before the Public Registry of Property and Commerce located in Tlaxcala, Mexico, and (ii) update and deliver to Buyer the total construction surface information over the Real Estate Property before the Cadastre Office, and pay the Real Estate Property Taxes, fines, charges, fees and expenses relating to such update.

5.11     WATER RIGHTS.
         ------------

         (a) Seller shall submit a clarifying letter before the National Water Commission to clarify that the legal ground quoted as article 282- A of the Federal Rights Law in the payment forms submitted by the Company in connection to the payment of federal rights related to (i) the waste water concession title number 04TLX101825/18FMGE00, (ii) the wastewater discharge contaminants and (iii) the Company's compliance with the Official Mexican Standards, is incorrect, and quote as the correct legal ground that the Company should have used for the presentation of such payment forms Article 282, section I of the Federal Rights Law (the "Clarifying Letter").
                                               -----------------

         (b) Seller shall provide to Buyer the resolution issued by the National Water Commission in response to the Clarifying Letter, promptly upon issuance by the National Water Commission of such document, and shall use its best efforts to obtain such resolution within a reasonable period of time following Closing.

         (c) Seller shall provide Buyer, within 6 (six) months following the Closing Date, the original Water Concession Title, Wastewater Concession Title and the Federal Land Concession Title and with evidence of their inscription before the Public Registry of Water Rights.

                                 ARTICLE 6
                                 ---------

                             COVENANTS OF BUYER
                             ------------------

6.1      REQUIRED APPROVALS.
         ------------------

         As promptly as practicable after the date of execution of this Agreement, Buyer will make all filings that it is required by Law to make to consummate the Contemplated Transactions, including any filings identified in Buyer's Disclosure Schedule as an exception to Section 4.2(b). Between
                                                  --------------
the date of this Agreement and the Closing Date, Buyer will (a) cooperate with Seller with respect to all filings Seller elects to make or that it is required by Law to make in connection with the Contemplated Transactions including, but not limited to, the preparation and submittal of any and all filings required before the Mexican Federal Competition Commission (Comision Federal de Competencia) and (b) cooperate with Seller in obtaining any Governmental Authorizations and Consents required under the Bankruptcy Code or identified in Seller's Disclosure Schedule as an exception to Section
                                                                 -------
3.2(b); provided, however, that this Section will not require Buyer to
------  --------  -------
dispose of or make any change in any portion of its business or to incur any other unreasonable burden.

6.2      REASONABLE BEST EFFORTS.
         -----------------------

         Buyer shall, and shall cause its Representatives to, execute such documents and other instruments and take such further actions as may reasonably be required or desirable to carry out the provisions hereof and consummate the Contemplated Transactions. Except as set forth in the provision to Section 6.1, Buyer will use its reasonable best efforts to
             -----------
cause the conditions in Article 8 to be fully satisfied and do all things
                        ---------
reasonably necessary, proper, or advisable in order to consummate and make effective the Contemplated Transactions; provided, however, that Buyer will
                                         --------  -------
not be required to make any material change to its business, dispose of any material asset, expend material funds, incur any material burden or take actions that would result in a material adverse change in the benefits to Buyer of this Agreement and the Contemplated Transactions.

6.3      NON-SOLICITATION.
         ----------------

         (a) Except to the extent Seller may otherwise consent in writing and except for individuals that are employed by Buyer and its Affiliates or the Company as of the Closing Date, during the Non-Solicitation Period, Buyer and its Affiliates shall not, and Buyer shall cause its directors, officers, employees and Affiliates not to, directly or indirectly induce or attempt to induce any director, officer or employee of Seller or its Affiliates (other than the Company) to leave the employ of Seller or its Affiliates (other than the Company), or hire any Person who is at the time Buyer or any of its Affiliates solicits such Person for employment, a director, officer or employee of Seller or its Affiliates (other than the Company).

         (b) Buyer hereby specifically agrees and acknowledges that: (i) the covenant set forth in this Section 6.3 is commercially reasonable and
                           -----------
reasonably limited in time, scope of business and geographical scope and in all other respects and is reasonably necessary, (ii) the covenant set forth in this Section 6.3 is reasonably necessary in light of Seller's desire to
        -----------
protect
its legitimate interests and the difficulties of insuring such protection through any other means and (iii) Seller would not have entered into this Agreement but for the covenant of Buyer under this Section 6.3 and the covenant contained herein has been made to induce Seller to enter into this Agreement and to consummate the Contemplated Transactions. If the final judgment of a court of competent jurisdiction declares that any term or provision or any part thereof of this Section 6.3 is invalid or
                                      -----------
unenforceable because it is more extensive (whether as to time period, geographic area, scope of business or otherwise) than is deemed reasonable in the circumstances, Buyer, Vitro and Seller agree that such term or provision shall not be void and the court making the determination of invalidity or unenforceability shall have the power to reduce the time period, scope of business, geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (c) Buyer recognizes and affirms that any breach of any provision of this Section 6.3 will result in irreparable harm for which money damages
        -----------
would be inadequate and Seller would have no adequate remedy at law. Accordingly, Buyer agrees that in the event of a breach or a threatened breach by Buyer or any of its Affiliates of any of the provisions of this
Section 6.3, Seller, in addition and supplementary to other rights and
-----------
remedies existing in its favor, shall be entitled to seek from any court of law or equity of competent jurisdiction specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

6.4      APPROVAL ORDER.
         --------------

         As soon as practicable following the execution of this Agreement, Buyer shall file with the Bankruptcy Court a motion seeking entry of the Approval Order. Buyer agrees that it shall use commercially reasonable efforts to have the Bankruptcy Court enter the Approval Order as soon as practicable following execution of this Agreement. Seller agrees that it shall promptly take actions, and Seller agrees to cause the Company to take actions promptly, as are reasonably requested by Buyer to assist in obtaining the Approval Order, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court.

6.5      NOTIFICATION.
         ------------

         Between the date of this Agreement and the Closing Date, Buyer will promptly notify Seller in writing if Buyer obtains knowledge of (a) any fact or condition that causes or constitutes a breach of any of Buyer's representations and warranties as of the date of this Agreement, or (b) the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence or discovery of such fact or condition. Such notice will not affect any rights of Seller under Article 9 and Article 10. During the same period, Buyer will
                ---------     ----------
promptly notify Seller of the occurrence of any breach of any covenant of Buyer in this Article or of the occurrence of any event that may make the satisfaction of any of the conditions in Article 7 impossible or unlikely.
                                         ---------

6.6      NAMES, TRADE OR SERVICE MARKS.
         -----------------------------

         Following the Closing, neither Buyer nor any of its Affiliates (including the Company) shall use or permit the use of any Marks including or similar to "Vitro", "Vitro Plan", the "V" block logo owned by Vitro or any variants or derivatives thereof (the "Excluded Marks"). Buyer
                                          --------------
acknowledges that as between Buyer and Seller the Excluded Marks are the exclusive property of Vitro and agrees on behalf of itself and its Affiliates (including the Company) that it will not attack the Excluded Marks in any way nor use, register or seek to register any Mark which is the same as or confusingly similar to an Excluded Mark.

6.7      LICENSED COMPANY INTELLECTUAL PROPERTY.
         --------------------------------------

         Buyer acknowledges that after the Closing, except as provided in the Transition Services Agreement, the Company will have no right or interest in, nor any right to use, any software or hardware that is identified as "licensed" by the Company from Vitro or any of its Affiliates on Section 3.13(a) of Seller's Disclosure Schedule. Within sixty days after
   ---------------
the Closing, the Company shall deliver any written and electronic material in its possession relating to any software or hardware that is identified as "licensed" by the Company from Vitro or any of its Affiliates on Section
                                                                 -------
3.13(a) of Seller's Disclosure Schedule.
-------

6.8      ASRAC FOUNDATION.
         ----------------

         The Company and its employees participate in the employee savings plan arrangement sponsored for Seller and its Affiliates by ASRAC Caja de Ahorro, A.C. (the "ASRAC Foundation"). Within 60 days after the Closing,
                   ----------------
Buyer shall cause the Company to create a separate employee savings plan for the employees of the Company. The parties and Vitro shall cooperate with the Company in good faith to transition the Company's employees then using the services of the ASRAC Foundation from the ASRAC Foundation to the separate employee savings plan to be created by the Company. Such cooperation shall include the verification of account balances and outstanding employee loans, as required by Law and the ASRAC Foundation's Governing Documents, and completion of all necessary actions in connection with (a) the transfer of funds to the Company or its employees equal to such amounts to which the Company's employees are entitled, (b) the collection of amounts due to the ASRAC Foundation by the Company's employees and (c) the Company's separation from the ASRAC Foundation and the transfer of any partnership interest (parte social) of the ASRAC Foundation owned by the Company to Seller or one of its Affiliates for no further consideration.

6.9      POST CLOSING COOPERATION.
         ------------------------

         After the Closing, upon reasonable written notice, Seller, on the one hand, and Buyer, on the other hand, shall furnish or cause to be furnished to each other, and their respective Affiliates and Representatives access, during normal business hours, to such information and assistance relating to the Company as is reasonably necessary for financial reporting, human resources and accounting matters; provided that the party receiving access to such information and assistance shall (i) execute a mutually acceptable confidentiality agreement in favor of the party providing such information and access, and (ii) reimburse the party providing such information and access for all reasonable costs and expenses incurred in connection with the cooperation required by this

Section 6.9. Neither party shall be required by this Section 6.9 to take any
-----------                                          -----------
action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of Buyer, those of the Company).

6.10     INSURANCE.
         ---------

         Buyer agrees that, except as provided in this Section 6.10, the coverage provided to the Company by the insurance policies in effect immediately prior to the Closing Date, which are identified in Section 3.16
                                                               ------------
of Seller's Disclosure Schedule, shall terminate at the Closing Date. Without limiting the generality of the foregoing, Seller shall not have any obligation with respect to the provision of insurance to Buyer or the Company after the Closing Date; provided, however, that any circumstances,
                                --------  -------
damages, injuries, occurrences or losses occurring prior to the Closing Date, but arising after the Closing Date, shall be covered by the Company's insurance policies for up to two years after the date on which Buyer acknowledges such circumstances, damages, injuries, occurrences or losses, pursuant to articles 81 and 82 of the Mexican Insurance Agreement Law (Ley sobre el Contrato de Seguro). Seller agrees to reasonably cooperate with the Buyer and the Company in asserting any claims for recovery under such policies.


                                 ARTICLE 7
                                 ---------

             CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE
             ---------------------------------------------------

         Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to full satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES.
         ------------------------------------------

         The representations and warranties of each of Vitro and Seller contained in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of Vitro and Seller set forth in this Agreement and that are no so qualified shall be true and correct in all material respects, in each case on the date of this Agreement and on the Closing Date as though made on the Closing Date, except (i) those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct (or true and correct in all material respects, as applicable) as of such date or with respect to such period and (ii) for breaches or inaccuracies of representations or warranties required to be taken to consummate the Contemplated Transactions or consented to in writing by Buyer.

7.2      SELLER'S AND VITRO'S PERFORMANCE.
         --------------------------------

         (a) All of the covenants and obligations that each of Vitro or Seller is required to perform or to comply with under this Agreement on or before the Closing Date (considered both in the aggregate or individually) must have been duly performed and complied with in all material respects.

         (b) In addition, each of Seller and Vitro, as applicable, must have delivered each document that Section 2.4(a) requires it to deliver, and
                             --------------
Seller must have performed and complied with, in all material respects, each of the covenants and obligations in Sections 5.4 and 5.7 and each of the
                                    ------------     ---
covenants and obligations in this Agreement that each of Vitro and Seller is required to perform or comply with on or before the Closing Date that contains an express materiality qualification.

7.3      CONSENTS AND APPROVALS.
         ----------------------

         Each of the Governmental Authorizations and Consents identified in
Section 3.2(b) of Seller's Disclosure Schedule required and necessary for
--------------
the consummation of the Contemplated Transactions, shall have been obtained, including, but not limited to, approval by Seller's Board of Directors and the Company's General Ordinary and Extraordinary Shareholders' Meeting, in order to carry out the Contemplated Transactions and the clearance from the Mexican Federal Competition Commission (Comision Federal de Competencia).

7.4      ADDITIONAL DOCUMENTS.
         --------------------

         Each of the following documents must have been delivered by Seller to Buyer:

         (a) an opinion of Seller's and Vitro's outside New York counsel dated the Closing Date, in form and substance reasonably acceptable to Seller and Buyer, and which shall contain, at a minimum, an opinion regarding enforceability;

         (b) a General Ordinary Shareholders' Meeting minutes of the Company, to be held on or before the Closing Date, whereby the following resolutions will be adopted:

                  (i)      approval of the Contemplated Transactions;

                  (ii) ratification of all corporate resolutions previously adopted by the Company as from the date of its incorporation and all actions taken in performance of such resolutions;

                  (iii) the resignation of the proprietary and alternate directors appointed by Seller, from their positions as members of the board of directors of the Company all of whom are set forth on Schedule
                                                                    --------
                           7.8(b)(iii) attached hereto; and
                           -----------

                  (iv) revocation of all general and special powers of attorney previously granted by the Company in favor of the proprietary and alternate directors, officers and attorneys-in-fact appointed by Seller, except those general and special powers of attorney and attorneys-in-fact as designated by Buyer at least five (5) Business Days prior to the Closing Date and the appointment, as designed by Buyer at least five (5) Business Days prior to the Closing Date, of new members of the board of directors, attorneys-in-fact and their corresponding powers of attorney.

                  (v) the approval by the ordinary shareholders of the Company of the financial statements of the Company as from December 31, 1999 through December 31, 2004; and

         (c) any other documentation reasonably required by Buyer to be provided by Seller to Buyer to consummate the Contemplated Transactions.

7.5      NO PROCEEDINGS.
         --------------

         Since the date of this Agreement, there must not have been commenced or threatened against Seller, or against any Affiliate of Seller, any Proceeding (other than a Proceeding instituted by Buyer against Seller)
(a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions.

7.6      NO CLAIM REGARDING EQUITY OWNERSHIP OR SALE PROCEEDS.
         ----------------------------------------------------

         There must not have been made or threatened by any Person who is not a party to this Agreement any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of or any other voting, equity or ownership interest in the Company, or (b) is entitled to all or any portion of the Purchase Price.

7.7      NO PROHIBITION.
         --------------

         The consummation or the performance of any of the Contemplated Transactions must not directly or indirectly (with or without notice or lapse of time), contravene, or cause Buyer or any Affiliate of Buyer to suffer any Adverse Consequence under, (a) any applicable Law, Order or Governmental Authorization or (b) any Law or Order that has been published, introduced or otherwise proposed by or before any Governmental Body.

7.8      NO ADVERSE CHANGE.
         -----------------

         Since the date of execution of this Agreement, there shall not have been a Material Adverse Effect.

7.9      INTERCOMPANY ACCOUNTS.
         ---------------------

         Except to the extent permitted pursuant to Section 12.1, all
                                                    ------------
Intercompany Accounts payable by Seller or its Affiliates to the Company, or by the Company to Seller or its Affiliates shall have been paid and settled in full, and no amounts shall be owed, in respect of the Company, by or from Seller or its Affiliates.

7.10     DIVIDEND.
         --------

         Buyer shall have received, or shall receive in connection with the Closing, 49% of the Dividend.

7.11     APPROVAL ORDER.
         --------------

         The United States Bankruptcy Court for the Southern District of New York or any other court having jurisdiction over Buyer with respect to Buyer's proceedings under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Court") shall have entered an order authorizing Buyer,
      ----------------
pursuant to Section 363 of Title 11 of the United States Code (as amended, the "Bankruptcy Code"), to enter into this Agreement and the Ancillary
     ---------------
Agreements and consummate the Contemplated Transactions (the "Approval
                                                              --------
Order").
-----

7.12     SURVEY.
         ------

         Buyer shall have received the Survey, which shall be in form and substance reasonably satisfactory to Buyer.

7.13     WATER RIGHTS.
         ------------

         Buyer shall have received evidence, in form and substance reasonably satisfactory to Buyer, that the Clarifying Letter was delivered to the National Water Commission.

7.14     FRUSTRATION OF CLOSING CONDITIONS.
         ---------------------------------

         Buyer may not rely on the failure of any condition set forth in this Article 7 to be satisfied if such failure was caused solely by Buyer's
     ---------
failure to act in good faith or to use its reasonable efforts to cause the Closing to occur as required by Section 6.2.
                                -----------


                                 ARTICLE 8
                                 ---------

            CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE
            ----------------------------------------------------

         Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

8.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and
         ------------------------------------------
warranties of Buyer contained in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of Buyer set forth in this Agreement and that are no so qualified shall be true and correct in all material respects, in each case on the date of this Agreement and on the Closing Date as though made on the Closing Date, except
(i) those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct (or true and correct in all material respects, as applicable) as of such date or with respect to such period and (ii) for breaches or inaccuracies of representations or warranties required to be taken to consummate the Contemplated Transactions or consented to in writing by Seller.

8.2      BUYER'S PERFORMANCE
         -------------------

         (a) All of the covenants and obligations that Buyer is required to perform or to comply with under this Agreement on or before the Closing Date (considered both collectively and individually) must have been duly performed and complied with in all material respects.

         (b) In addition, Buyer must have (i) delivered each document that
Section 2.4(b) requires it to deliver, and (ii) performed and complied with,
--------------
in all material respects, each of the covenants and obligations in Sections
                                                                   --------
6.1 and 6.2 and each of the covenants and obligations in this Agreement that
---     ---
Buyer is required to perform or comply with on or before the Closing Date that contains an express materiality qualification.

8.3      CONSENTS AND APPROVALS.
         ----------------------

         Each of the Governmental Authorizations and Consents identified in
Section 4.2(b) of Buyer's Disclosure Schedule required and necessary for the
--------------
consummation of the Contemplated Transactions, shall have been obtained, including, but not limited to, Buyer's Board of Directors and the Company's General Ordinary and Extraordinary Shareholders' Meeting, in order to carry out the Contemplated Transactions, and clearance from the Mexican Federal Competition Commission (Comision Federal de Competencia).

8.4      NO PROCEEDINGS.
         --------------

         Since the date of this Agreement, there must not have been commenced or threatened against Buyer, or against any Affiliate of Buyer, any Proceeding (other than a Proceeding instituted by Seller or Vitro against Buyer) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions.

8.5      NO PROHIBITION.
         --------------

         The consummation or the performance of any of the Contemplated Transactions must not directly or indirectly (with or without notice or lapse of time), contravene, or cause Seller or any Affiliate of Seller to suffer any Adverse Consequence under, (a) any applicable Law, Order or Governmental Authorization or (b) any Law or Order that has been published, introduced or otherwise proposed by or before any Governmental Body.

8.6      INTERCOMPANY ACCOUNTS.
         ---------------------

         Except to the extent permitted pursuant to Section 12.1, all
                                                    ------------
Intercompany Accounts payable by Buyer or its Affiliates to the Company, or by the Company to Buyer or its Affiliates shall have been paid and settled in full, and no amounts shall be owed, in respect of the Company, by or from Buyer or its Affiliates.

8.7      DIVIDEND.
         --------

         Seller shall have received, or shall receive in connection with the Closing, 51% of the Dividend.

8.8      APPROVAL ORDER.
         --------------

         The Bankruptcy Court shall have entered the Approval Order.

8.9      FRUSTRATION OF CLOSING CONDITIONS.
         ---------------------------------

         Seller may not rely on the failure of any condition set forth in this Article 8 to be satisfied if such failure was caused solely by Seller's
     ---------
failure to act in good faith or to use its reasonable efforts to cause the Closing to occur as required by Section 5.7.
                                -----------


                                 ARTICLE 9
                                 ---------

                                TERMINATION
                                -----------

9.1      TERMINATION EVENTS.
         ------------------

         Subject to Section 9.2, this Agreement may, by notice given before
                    -----------
or at the Closing, be terminated:

         (a)      by mutual written consent of Buyer and Seller;

         (b)      by Buyer if a Material Adverse Effect has occurred;

         (c) by Buyer if Seller has committed a material breach of any provision of this Agreement, Buyer has not waived such breach and such breach is not curable, or, if curable, is not cured within 20 days after written notice of such breach is given to Seller by Buyer;

         (d) by Seller if Buyer has committed a material breach of any provision of this Agreement and Seller has not waived such breach and such breach is not curable, or, if curable, is not cured within 20 days after written notice of such breach is given to Buyer by Seller;

         (e)      by Buyer if the satisfaction of any condition in Article 7
                                                                   ---------
                  is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition;

         (f)      by Seller if the satisfaction of any condition in Article
                                                                    -------
                  8 is or becomes impossible (other than through the failure
                  -
                  of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition; or

         (g) by Seller or Buyer, if the Closing does not occur within 120 days of the execution of this Agreement by Buyer and Seller;

         provided, however, that Buyer, if Buyer is seeking termination pursuant to clause (e) or (g), or Seller, the Company or Vitro, if Seller is seeking termination pursuant to clause (f) or (g), is not then in material breach of any of its (or their) representations, warranties, covenants or agreements contained in this Agreement.

9.2      EFFECT OF TERMINATION.
         ---------------------

         Each party's right of termination under Section 9.1 is in addition
                                                 -----------
to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all obligations of
                                            -----------
the parties under this Agreement will terminate, except that the representations in Sections 3.24 (Brokers and Finders) and 4.5 (Brokers and
                   -----------------------------------     ----------------
Finders) and the obligations in Sections 12.3 (Expenses), 12.4 (Public
--------                        ------------------------  ------------
Announcements), and 12.16 (Service of Process) will survive; provided,
--------------      --------------------------               --------
however, that if this Agreement is terminated by a party because of the
-------
breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.


                                 ARTICLE 10
                                 ----------

                          INDEMNIFICATION; REMEDIES
                          -------------------------

10.1     SURVIVAL; KNOWLEDGE; WAIVER.
         ---------------------------

         All representations, warranties, covenants and obligations in this Agreement and any certificates (including Officer's Certificates) delivered pursuant to this Agreement will survive the Closing and the consummation of the Contemplated Transactions, subject to the limitations set forth in this
Article 10 and Article 11. The right to indemnification, payment of damages
----------     ----------
or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of having been acquired) about, the accuracy or inaccuracy of or compliance or noncompliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages or other remedy based on such representation, warranty, covenant or obligation.

10.2     INDEMNIFICATION BY SELLER.
         -------------------------

         (a) Seller shall, subject to the other terms and conditions set forth in Article 10, indemnify and hold harmless Buyer and its Affiliates, including the Company, and their respective Representatives and equity owners (collectively, the "Buyer Indemnitees") from and against, and will
                           -----------------
pay to the Buyer Indemnitees fifty-one percent (51%) of the monetary value of, any Adverse Consequences arising, directly or indirectly, from or in connection with:

                  (i) any breach of any representation or warranty made by Seller to the extent made with respect to or of, or regarding, the Company in (A) this Agreement (B) any Officer's Certificate delivered pursuant to the terms of this Agreement or (C) any other certificate or document delivered by Seller pursuant to this Agreement;

                  (ii) any Liabilities of the Company, except for Liabilities (x) reflected or reserved against on the face of the Latest Balance Sheet (including the notes thereto), (y) incurred in the Ordinary Course of Business since the date of the Latest Balance Sheet and (z) Liabilities disclosed in Seller's Disclosure Schedule (which shall include the performance obligations of the Company in accordance with the Company Contracts disclosed in Section 3.14 of Seller's Disclosure Schedule and the payment obligations of the Company in accordance with the employee benefit plans disclosed in Section 3.18 of Seller's Disclosure Schedule), existing at or arising out of a state of facts existing at or before the Closing Date, except to the extent Seller indemnifies Buyer Indemnitees from and against such Liabilities under Section 10.2(a)(i) or Section 10.2(b); and
                                 ------------------    ---------------

                  (iii) any Taxes with respect to a Pre-Closing Period (including, without limitation, any Taxes arising from or relating to any Tax or Tax Return with respect to a Pre-Closing Period arising from any Transfer Pricing Study).

         (b) Notwithstanding the foregoing, Seller shall, subject to the other terms and conditions set forth in Article 10, indemnify and hold the Buyer Indemnitees harmless from and against, and will pay to the Buyer Indemnitees one hundred percent (100%) of the monetary value of, any Adverse Consequences arising, directly or indirectly, from or in connection with:

                  (i) any breach of any representation or warranty made by Seller with respect solely to itself or its Affiliates (except to the extent any such representation or warranty is made with respect to or of, or regarding, the Company) in (A)
                           Article 3 of this Agreement, (B) an Officer's
                           ---------
                           Certificate delivered pursuant to the terms of this Agreement, or (C) any other certificate or document delivered by Seller pursuant to this Agreement, other than the Mutual Release, the JVA Termination Agreement and the Confidentiality Agreement;

                  (ii) any breach or violation by Seller of any covenant or obligation in this Agreement; provided, that the covenants of the Ancillary Agreements shall not be considered to be covenants of this Agreement;

                  (iii)    any matter disclosed in Section 3.23
                                                   ------------
                           (Transactions with Affiliates) of Seller's
                           Disclosure Schedule;

                  (iv) any gross negligence, willful or fraudulent misconduct, or knowing or intentional violations of Law, of or by Vitro, Seller or the Company; and

                  (v) the failure to complete or file in a timely manner a Transfer Pricing Study.

10.3     INDEMNIFICATION BY BUYER.
         ------------------------

         Buyer shall, subject to the other terms and conditions set forth in
Article 10, indemnify and hold harmless Seller and its Affiliates and their respective Representatives (collectively, the "Seller Indemnitees") from and against and will pay to Seller one hundred percent (100%) of the monetary value of any Adverse Consequences arising, directly or indirectly, from or in connection with:

         (a) any breach of any representation or warranty made by Buyer with respect solely to itself or its Affiliates in (A)
                  Article 4 of this Agreement, (B) any Officer's Certificate
                  ---------
                  delivered pursuant to the terms of this Agreement, or (C) any other certificate or document delivered by Buyer pursuant to this Agreement, other than the Supply Agreements and the Real Estate Purchase and Sale Agreement;

         (b) any breach by Buyer of any covenant or obligation in this Agreement, provided, that the covenants of the Ancillary Agreements shall not be considered to be covenants of this Agreement; and

         (c) any gross negligence, willful or fraudulent misconduct, or knowing or intentional violations of Law, of or by Buyer.

10.4     TIME LIMITATIONS.
         ----------------

         (a) Seller's indemnity obligations and Buyer's right to make a claim under Section 10.2 for breach of a representation or warranty, other
            ------------
than those in Section 3.3 (Capitalization; Ownership), 3.17 (Taxes), 3.21
              ---------------------------------------  ------------  ----
(Environmental Health and Safety), 3.23 (Affiliate Transactions), 3.24
---------------------------------  -----------------------------  ----
(Brokers and Finders) or 3.25 (No Other Agreement), will expire on the
---------------------    -------------------------
second anniversary of the Closing Date unless on or before the second anniversary of the Closing Date, Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. Seller's indemnity obligations and Buyer's right to make a claim under Section 10.2 for breach of any covenant or obligation of Seller
            ------------
to be performed or complied with after the Closing Date will expire upon the expiration of the applicable statute of limitations. Seller's indemnity obligations and Buyer's right to make a claim under Section 10.2 for breach
                                                    ------------
of:

                  (i)      Section 3.3 (Capitalization; Ownership), will not
                           ---------------------------------------
                           expire;

                  (ii)     Section 3.23 (Affiliate Transactions), Section
                           -------------------------------------  -------
                           3.24 (Brokers and Finders) and Section 3.25 (No
                           --------------------------     ----------------
                           Other Agreement), will expire upon the expiration
                           ----------------
                           of the applicable statute of limitations;

                  (iii)    Section 3.17 (Taxes), will expire upon the
                           --------------------
                           expiration of the applicable statute of
                           limitations unless such statute of limitations is extended solely as a result of Buyer's actions (excluding actions taken in response to an inquiry from a Governmental Body), in which case Seller's indemnity obligations under Section 10.2
                                                                ------------
                           for breach of Section 3.17 will expire on the
                                         ------------
                           fifth anniversary of the Closing Date;

                  (iv)     Section 3.8 (No Undisclosed Liabilities) will
                           ----------------------------------------
                           expire on the third anniversary of the Closing Date; and

                  (v)      Section 3.21 (Environmental Health and Safety)
                           ----------------------------------------------
                           will expire on the fifth anniversary of the Closing Date.

                  unless, prior to the expiration date thereof, Buyer notifies Seller of a claim in connection with such a breach specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer.

         (b) Buyer's indemnity obligations under Section 10.3 for breach of
                                                 ------------
a representation or warranty other than those in Section 4.1, which will not
                                                 -----------
expire, will expire on the second anniversary of the Closing Date unless on or before the second anniversary of the Closing Date, Seller notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller. Buyer's indemnity obligations and Seller's right to make a claim under Section 10.3 for breach of any covenant
                                     ------------
or obligation of Buyer to be performed or complied with after the Closing Date will expire upon the expiration of the applicable statute of limitations.

10.5     LIMITATIONS ON AMOUNT - SELLER.
         ------------------------------

         The Buyer Indemnitees shall not be entitled to indemnification for Adverse Consequences under Section 10.2(a)(i): (i) with respect to any
                           ------------------
individual item or matter, or items or matters arising out of similar facts and circumstances, unless the amount of Adverse Consequences with respect to such item(s) or matter(s) exceeds $5,000 and (ii) unless and until the total monetary value of all Adverse Consequences exceeds $225,000, but then to the full extent of such Adverse Consequences, including the initial $225,000; provided, however, that an indemnification obligation of Seller pursuant to
Section 10.2(a)(iii) with respect to Taxes incurred in the taxable period
--------------------
commencing January 1, 2005 shall not be deemed an Adverse Consequence solely for purposes of this Section 10.5(ii). The foregoing limitations shall not apply, however, to (a) Seller's breach of Section 3.3 (Capitalization;
                                          ----------------------------
Ownership), 3.8 (No Undisclosed Liabilities), 3.17 (Taxes), 3.21
----------  --------------------------------  ------------  ----
(Environmental Health and Safety), 3.23 (Affiliate Transactions), 3.24
---------------------------------  -----------------------------  ----
(Brokers and Finders) or 3.25 (No Other Agreement) or any of its other
---------------------    -------------------------
representations and warranties of which breach Seller had Knowledge before the date on which Seller made such representation and warranty, or (b) Seller's breach of any covenant or obligation under this Agreement. Notwithstanding the foregoing, Seller shall not be liable under

Section 10.2 hereof for any Adverse Consequences in excess of the amount of
------------
the Purchase Price.

10.6     LIMITATIONS ON AMOUNT - BUYER.
         -----------------------------

         The Seller Indemnitees shall not be entitled to indemnification for Adverse Consequences under Section 10.3(a): (i) with respect to any
                           ---------------
individual item or matter, or items or matters arising out of similar facts and circumstances, unless the amount of Adverse Consequences with respect to such item(s) or matter(s) exceeds $5,000 and (ii) unless and until the total monetary value of all Adverse Consequences exceeds $225,000, but then to the full extent of such Adverse Consequences, including the initial $225,000. The foregoing limitations shall not apply, however, to (a) Buyer's breach of
Section 4.5 (Brokers or Finders) or any of its other representations and
--------------------------------
warranties of which breach Buyer had knowledge before the date on which it made such representation and warranty, or (b) Buyer's breach of any covenant or obligation. Notwithstanding the foregoing, Buyer shall not be liable under Section 10.3 hereof for any Adverse Consequence in excess of the amount of the Purchase Price.

10.7     PROCEDURE FOR INDEMNIFICATION - DEFENSE OF THIRD PARTY CLAIMS.
         -------------------------------------------------------------

         (a) As soon as reasonably practicable after receipt by a Person entitled to indemnity under Section 10.2 or 10.3 (an "Indemnified Person")
                            ------------    ----      ------------------
of notice of the assertion of a third-party claim or Proceeding (collectively, a "Third Party Claim") against it, the Indemnified Person
                  -----------------
will, if a claim is to be made against a Person obligated to indemnify under such Section (an "Indemnifying Person"), give notice to the Indemnifying
                  -------------------
Person of the assertion of such claim in writing and describing in reasonable detail (to the extent known) the nature of the claim, the grounds of the claim and the calculation (or an estimate) of the amount of the claim. Thereafter, the Indemnified Person shall deliver to the Indemnifying Person, promptly after the Indemnified Person's receipt thereof, copies of all notices and documents (including court papers), if any, received by the Indemnified Person relating to the Third Party Claim. An Indemnified Person's failure to notify or delay in notifying an Indemnifying Person of a Third Party Claim will not relieve the Indemnifying Person of any Liability that it may have to the Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the resolution of such Third Party Claim is prejudiced by the Indemnified Person's failure or delay to give such notice.

         (b) If any Third Party Claim is brought against an Indemnified Person and the Indemnified Person gives notice to the Indemnifying Person of such Third Party Claim, the Indemnifying Person will be entitled to participate in and, to the extent that it wishes, to assume and control the defense of such Third Party Claim with counsel selected by the Indemnifying Person; provided, however, that such counsel is not reasonably objected to by the Indemnified Person (unless the Indemnifying Person is also a party to such Proceeding and the Indemnified Person shall have been advised by counsel that there are one or more legal or equitable defenses available to the Indemnifying Person and that the joint representation of both parties by the same counsel would create a conflict of interest, in which case the Indemnified Party may, at its option, assume and control the defense of such Third Party Claim at the Indemnifying Party's expense using counsel reasonably satisfactory to the Indemnifying Party). If the Indemnifying Person elects to assume the defense of any Third Party Claim, it shall within ten Business Days after its receipt of notice of a Third Party Claim from the Indemnified Person, notify the

Indemnified Person in writing of such election. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Proceeding, the Indemnifying Person will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Article for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the Indemnifying Person chooses to defend or prosecute a Third Party Claim, all the Indemnified Persons shall provide reasonable cooperation in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Person's request) the provision to the Indemnifying Person of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Person assumes the defense of a Proceeding,
(i) the Indemnified Person shall agree to any reasonable settlement, compromise or discharge of a Third Party Claim that the Indemnifying Person may recommend and that by its terms (1) obligates the Indemnifying Person to pay the full amount of the Liability in connection with such Third Party Claim, (2) expressly releases in full the Indemnified Person with respect to such Third Party Claim, (3) involves only money damages and does not seek an injunction or other equitable relief, and (4) would not otherwise adversely affect the Indemnified Person, and (ii) in the event that the terms of any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Person may recommend do not release the Indemnified Person completely in connection with such Third Party Claim or would otherwise adversely affect the Indemnified Person, no compromise or settlement of such claims may be effected by the Indemnifying Person without the Indemnified Person's written consent.

         (c) If notice is given to an Indemnifying Person of the commencement of any Third Party Claim and the Indemnifying Person does not, within ten Business Days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third Party Claim, the Indemnifying Person will be bound by any determination made with respect to such Third Party Claim or any compromise or settlement effected in good faith by the Indemnified Person.

         (d) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Proceeding, but the Indemnifying Person will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         (e) Notwithstanding the provisions of Sections 10.7(a) through
                                               ----------------
10.7(d), Buyer will be entitled to assume control of any Cleanup and related
-------
Proceeding arising from a claim relating to any Environmental, Health and Safety Liability.

10.8     PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS.
         --------------------------------------------

         A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party obligated to indemnify and will be paid promptly after such notice. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common Law remedy (including without limitation any such remedy arising under Environmental Law or Occupational Safety and Health Law) any party may have with respect to the Contemplated
Transactions.

10.9     CALCULATION OF LOSSES.
         ---------------------

         The amount of any Third Party Claim for which indemnification is provided under this Article 10 shall be net of any amounts actually
                    ----------
recovered by the Indemnified Person under insurance policies with respect to such Third Party Claim, provided, however, any increase in amounts payable under such policies as a result of claims filed in respect of Adverse Consequences hereunder shall be deemed to be Adverse Consequences for which indemnification may be sought pursuant to the terms of this Agreement.

10.10    SOLE REMEDY.
         -----------

         Except as otherwise specifically provided in this Agreement and except for claims or causes of action arising from fraud, each of Seller and Buyer acknowledge that, following the Closing, its sole and exclusive monetary remedy with respect to any and all claims relating to this Agreement, and the transactions contemplated hereby shall be pursuant to the indemnification provisions set forth in this Article 10.
                                             ----------


                                 ARTICLE 11
                                 ----------

                                 TAX MATTERS
                                 -----------

11.1     TAX RETURNS.
         -----------

         (a) Seller shall cause the Company to prepare and file, or cause to be prepared and filed, all of the Company's Tax Returns due on or before the Closing Date for all taxable years or periods ending on or before the Closing Date (to the extent the Company has not already done so) in a manner consistent with the accounting methods and other practices used by the Company in preparing its prior Tax Returns. The Company will pay any Taxes shown as due thereon.

         (b) As to Tax Returns of the Company due after the Closing Date for tax periods ending on or before the Closing Date, Seller shall prepare (or cause to be prepared) such Tax Returns in a manner consistent with the accounting methods and other practices used by the Company in preparing its prior Tax Returns; provided, however, that (i) Seller shall deliver (or cause to be delivered) any such Tax Return to Buyer at least twenty (20) days before it is due, (ii) Buyer shall be entitled to comment on such Tax Return by written notice given within ten (10) Business Days after delivery thereof, (iii) Seller shall consider each written comment in good faith,
(iv) Seller shall submit such Tax Return to Buyer at least two (2) Business Days before such Tax Return is due (and such submitted Tax Return shall reflect Buyer's written comments to the extent Seller deems appropriate in accordance with the immediately preceding clause (iii)), and (v) Buyer shall cause such submitted Tax Return to be filed on a timely basis by the Company.

         (c) As to any Tax Return of the Company for a Straddle Period, Buyer shall cause the Company to prepare and file, or cause to be prepared and filed, on a timely basis, such Tax Return in a manner consistent with the accounting methods and other practices used by the Company in preparing its prior Tax Returns. The Company will pay, or cause to be paid, all Taxes shown as due thereon; provided, however, that with respect to any Tax Return
                      --------
for which Seller may be liable for an indemnity under Article 10: (i) Buyer shall deliver (or cause to be delivered) any such Tax Return to Seller at least twenty (20) days before it is due, (ii) Seller shall have the right to examine and comment on any such Tax Return prior to the filing thereof, and such Tax Return will not be filed without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed, and (iii) Seller shall either provide such written consent or notice of objection no later than ten (10) days before the Tax Return is due. The provisions set forth herein will not affect Buyer's right to indemnification as provided in Section 10.2.
                               ------------

         (d) After the Closing Date, the Company shall not, without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed, file any amended Tax Return for a Pre-Closing Period or a Straddle Period if Seller or any Affiliate thereof might be liable for additional Taxes on such Tax Return under Article 10. The provisions set forth herein will not affect Buyer's right to indemnification as provided in Section 10.2.
                               ------------

11.2     CHARACTERIZATION OF INDEMNITY PAYMENT.
         -------------------------------------

         All amounts paid by Buyer or Seller, as the case may be, by reason of Section 10.2 or 10.3 will be treated to the extent permitted under
   ------------    ----
applicable Law as adjustments to the Purchase Price for all Tax purposes.

11.3     TAX RECORDS.
         -----------

         Seller will make available to Buyer and the Company such records as Buyer and the Company may require for the preparation of any Tax Return and such records as Buyer may require for the defense of any Proceeding concerning such Tax Return. Buyer and the Company will make available to Seller such records as Seller may require for the preparation of any Tax Return and such records as Seller may require for the defense of any Proceeding concerning any such Tax Return.

11.4     SURVIVAL.
         --------

         Except as set forth in Section 10.4, the covenants and agreements
                                ------------
of the parties contained in this Article 11 and the representations and warranties contained in Section 3.17 will survive the Closing and the
                        ------------
consummation of the Contemplated Transactions and will remain in full force and effect until the expiration of all applicable statutes of limitations.

11.5     TRANSFER TAXES.
         --------------

         Buyer, on the one hand, and Seller, on the other hand, shall pay equally all Transfer Taxes arising out of or in connection with the Contemplated Transactions. Buyer shall indemnify, defend, and hold harmless Seller and Seller's Affiliates with respect to the portion of the Transfer Taxes for which the Buyer is so responsible, and Seller shall indemnify, defend, and hold harmless the Buyer with respect to the portion of the Transfer Taxes for which Seller is so responsible.

11.6     REFUNDS AND CREDITS
         -------------------

         Seller shall be entitled to retain, or receive immediate payment from the Company or Buyer of fifty one percent (51%) of any Tax refund or credit of the Company (together with any interest thereon received with respect thereto from the applicable Taxing Authority) attributable to any Pre-Closing Period (or other Taxes for which Seller has paid under Article
10), including, without limitation, such refunds or credits with respect to
(a) the overpayment of Taxes relating to the "Impuesto Sobre la Renta" for fiscal year 1994, (b) the non-deduction of the "Participacion de los Trabajadores en las Utilidades" from Taxes paid for fiscal year 2004 and (c) the deduction of the fiscal value of the Company's inventory as of December 31, 2004 from the Company's cost of sales, all of which are currently being claimed in good faith by the Company; provided that any refund of Taxes with respect to a Pre-Closing Period arising from a carryback of a loss arising for any taxable period (or portion thereof) beginning after the Closing Date (a "Post-Closing Period") shall be deemed to be a refund arising in a Post-Closing Period. Buyer and Seller shall cooperate, and Buyer shall cause the Company to cooperate with Seller, in claiming any Tax refund or credit referred to in this Section 11.7, including without limitation by notifying Seller of the existence of any facts that would constitute a reasonable basis for claiming such a Tax refund, providing all relevant information available to Seller or the Company with respect to any such claim, and filing and diligently pursuing such claim. Any refund or credit of Taxes of the Company for a Post-Closing Period shall be for the account of the Company. Buyer and the Company shall permit Seller or its designated Affiliate to control the prosecution of any such Tax refund or credit claim.


                                 ARTICLE 12
                                 ----------

                             GENERAL PROVISIONS
                             ------------------

12.1     INTERCOMPANY ACCOUNTS.
         ---------------------

         At all times following the Closing Seller shall pay, and shall cause each of its Affiliates to pay or cause to be paid, in full any Company invoices outstanding as of the Closing or issued thereafter for PVB Sheet ordered by and delivered to Seller or its Affiliates by the Company prior to the Closing Date, as and when such invoices become due.

12.2     DIVIDEND PAYMENT.
         ----------------

         Immediately prior to Closing, Buyer and Seller shall cause the Company to declare a dividend to Buyer and Seller, payable 51% to Seller and 49% to Buyer, in an amount equal to the amount of cash held by the Company as of Closing Date (as Buyer and Seller jointly reasonably determine in good faith) less $1,500,000 (the
"Dividend").
 --------

12.3     EXPENSES.
         --------

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives. Buyer will pay the Mexican Federal Competition Commission filing fee. Seller and Buyer will cause the Company not to incur, and the Company will not incur, any out-of-pocket fees or expenses in connection with this Agreement. If this Agreement is terminated, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

12.4     PUBLIC ANNOUNCEMENTS.
         --------------------

         Except to the extent required by (i) Law, (ii) the rules of any stock exchange on which the capital stock of a party hereto is traded or
(iii) as required in connection with Buyer's and its Affiliates' Proceedings with the United States Bankruptcy Court, including Buyer's discussions with its creditor constituents concerning this Agreement and the Contemplated Transactions, no public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued by any party, if at all, without the prior written consent of the other party. Seller and Buyer will not and will not permit the Company to make any disclosure of the Contemplated Transactions to any Person, except with their mutual written consent or as required by Law (in which case each party will use its best efforts to advise the other party prior to making the disclosure). Seller and Buyer will consult with each other concerning the means by which the Company's employees, customers, suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and both parties will have the right to be present for any such communication.

12.5     NOTICES.
         -------

         All notices, consents, waivers and other communications under this Agreement must be in writing and shall be delivered by hand or sent postage prepaid, by registered, certified or express mail (return receipt requested) or internationally recognized overnight courier service and will be deemed given to a party (a) one day following delivery to the proper address by hand or by nationally recognized overnight courier service (costs prepaid),
(b) when sent by facsimile with confirmation of transmission by the transmitting equipment (provided that within one day of transmittal such facsimile is followed by delivery of the notice to the proper address by hand or by nationally recognized overnight courier service (costs prepaid), or (c) when received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):



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

         If to Seller:

         Attention:           Mr. Ramon Leal Chapa/Chief Financial Officer
         Address:             Av. Ricardo Margain 444
                              Col. Valle del Campestre
                              Garza Garcia, N.L., Mexico 66265
         Facsimile No.:       (52 81) 8863-1503

         with a copy (which will not constitute notice) to:

         Vitro Corporativo, S.A. de C.V.
         Attention:           Mr. Javier Arechavaleta Santos/General Counsel
         Address:             Av. Ricardo Margain 440
                              Col. Valle del Campestre
                              Garza Garcia, N.L., Mexico 66265
         Facsimile No.:       (52 81) 8863 1372

         If to Buyer:

         Attention:           Chief Financial Officer
         Attention:           General Counsel
                              Solutia Inc.
         Address:             575 Maryville Center Drive
                              P.O. Box 66760
                              St. Louis, MO  63166
         Facsimile No.:       (314) 674-5469
         E-mail Address:      (314) 674-1000

         with a copy (which will not constitute notice) to:

         Baker & McKenzie Abogados, S.C.
         Attention:           Jorge Pelaez-Bolanos and/or Jose Enrique
                              Guzman-Quiroga
         Address:             Blvd. Antonio L. Rodriguez 1884 Poniente
                              Colonia Santa Maria
                              65640 Monterrey, Nuevo Leon, Mexico
         Facsimile No.:       (52-55) 5279-2907 and (52-81) 8399-1399

         and

         Kirkland & Ellis LLP
         Citigroup Center
         153 East 53rd Street
         New York, NY  10022
         Attention:    Thomas W. Christopher
         Facsimile No. 212-446-6460



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

12.6     INCORPORATION OF SCHEDULES AND EXHIBITS.
         ---------------------------------------

         The Schedules and Exhibits identified in this Agreement, including Seller's Disclosure Schedule and Buyer's Disclosure Schedule, are incorporated herein by reference and made a part of this Agreement.

12.7     ENTIRE AGREEMENT AND NEGOTIATION.
         --------------------------------

         This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Seller dated June 3, 2005) and constitutes (along with the Ancillary Agreements and the other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except by a written document executed by the party against whose interest the modification will operate.

12.8     SELLER'S DISCLOSURE SCHEDULE.
         ----------------------------

         The Seller's Disclosure Schedule is not intended to constitute, and shall not be construed as constituting, representations or warranties of Vitro or Seller except as and to the extent provided in this Agreement. Inclusion of information therein shall not be construed as an admission that such information is material to the operations or financial condition of Vitro, Seller, or the Company.

         Matters reflected in the Seller's Disclosure Schedule are not necessarily limited to matters required by the Agreement to be reflected in the Seller's Disclosure Schedule. Such additional matters are set forth for information purposes and do not necessarily include other matters of a similar nature. Nothing in such Seller's Disclosure Schedule will be adequate to disclose an exception to any representation or warranty made in
Article 3 or Article 4 unless the applicable Seller's Disclosure Schedule
---------    ---------
identifies the exception with reasonable particularity. Without limiting the generality of the foregoing, the listing or inclusion of a copy of a document or other item will not be adequate to disclose an exception to any representation or warranty made in this Agreement unless the representation or warranty relates to the existence of the document or item itself. In the event of any inconsistency between the statements in the body of this Agreement and those in such Seller's Disclosure Schedule (other than an exception expressly set forth as such in a Seller's Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

12.9     TIME OF ESSENCE.
         ---------------

         With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.10    DRAFTING AND REPRESENTATION.
         ---------------------------

         The parties have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement will be interpreted for or against any party because that party or its legal representative drafted the provision.

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

12.11    SEVERABILITY.
         ------------

         If a court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.12    ASSIGNMENT; SUCCESSORS; NO THIRD-PARTY RIGHTS.
         ---------------------------------------------

         Neither party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the parties' successors and permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section.

12.13    ENFORCEMENT OF AGREEMENT.
         ------------------------

         Each party acknowledges and agrees that the other could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with the specific terms and that any breach of this Agreement by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, each party agrees that, in addition to any other right or remedy to which the other party may be entitled, at law or in equity, it will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

12.14    WAIVER.
         ------

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.



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

12.15    GOVERNING LAW.
         -------------

         This Agreement will be governed by and construed under the Laws of the State of New York, without regard to conflicts of laws principles that would require the application of any other law.

12.16    JURISDICTION; SERVICE OF PROCESS.
         --------------------------------

         Any action, hearing, suit or proceeding arising out of or relating to this Agreement or any Contemplated Transactions must be brought in the courts of the State of New York, United States of America, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of the State of New York. Each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum. The parties agree that any or all of them may file a copy of this Section with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. The foregoing shall not limit the rights of any party hereto to serve process in any other manner permitted by Law in any other jurisdiction; provided that no service of process shall cause (i) this Agreement to be governed by and construed under the Laws of a jurisdiction other than the State of New York, or (ii) any conflict hereunder to be brought in any court other than the courts of the State of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of the State of New York.

12.17 COUNTERPARTS. This Agreement may be executed simultaneously in one or
      ------------
more counterparts, all of which together shall constitute one and the same document. On the date of execution of this Agreement, each party shall deliver in person or send via overnight courier service, duly executed original signature pages to the other party.

         The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.



                          [SIGNATURE PAGE FOLLOWS]

                                       SOLUTIA INC.


                                       By:/s/ David P. McCool
                                          -------------------------------------
                                          Name:  David P. McCool
                                          Title: V.P. & Deputy General Counsel


                                       VITRO, S.A. DE C.V.


                                       By: /s/ Jose M. Domene
                                          -------------------------------------
                                          Name:  Jose M. Domene
                                          Title: Attorney in Fact


                                       By: /s/ Ramon A. Leal
                                          -------------------------------------
                                          Name:  Ramon A. Leal
                                          Title: Attorney in Fact


                                       VITRO PLAN, S.A. DE C.V.


                                       By: /s/ Jose M. Domene
                                          -------------------------------------
                                          Name:  Jose M. Domene
                                          Title: CEO



                                       By: /s/ Ramon A. Leal
                                          -------------------------------------
                                          Name:  Ramon A. Leal
                                          Title: CFO


                                     62